UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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ENTERCOM COMMUNICATIONS CORP.
(Name of Registrant as Specified In Its Charter)
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Entercom Communications Corp.
2400 Market Street, 4th Floor
Philadelphia, Pennsylvania 19103

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Entercom Communications Corp. (the “Company”) will be a virtual meeting conducted via live webcast on Friday, May 14, 2021 at 8:30 a.m., Eastern Daylight Time, (the “Annual Meeting”), for the following purposes:

1.    To elect one Class A Director, in Board Class I, for a three year term expiring at the 2024 annual meeting of shareholders or until such Director’s successor is duly elected and qualified;
2.    To elect two other Directors, in Board Class I, each for a three year term expiring at the 2024 annual meeting of shareholders or until each such Director’s successor is duly elected and qualified;
3.    To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and
4.    To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

    The virtual Annual Meeting will be accessible at: https://web.lumiagm.com/290521398 (Passcode: entercom2021). If you were a shareholder of record of our Class A Common Stock, par value $0.01 per share, or Class B Common Stock, par value $0.01 per share, at the close of business on March 18, 2021, you may vote in connection with this Annual Meeting as described in our 2021 Proxy Statement. Please note that this is a virtual Annual Meeting; there is no in-person annual meeting for you to attend.

To participate during the virtual Annual Meeting, you will need the 11-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 8:15 a.m., Eastern Daylight Time. If you wish to listen to the meeting, but not vote at the meeting, you do not need to check-in in advance and you do not need an 11-digit control number.

    In the event a quorum is not present at the Annual Meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the Annual Meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

By Order of the Board of Directors,
Andrew P. Sutor, IV
Secretary

Philadelphia, Pennsylvania
March 31, 2021

Entercom Communications Corp.
2400 Market Street, 4th Floor
Philadelphia, Pennsylvania 19103
________________________________________________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 14, 2021
________________________________________________________________

    The Annual Meeting of Shareholders of Entercom Communications Corp. will be held by a live webcast on Friday, May 14, 2021 at 8:30 a.m, Eastern Daylight Time.

    The virtual Annual Meeting will be accessible at:    https://web.lumiagm.com/290521398
    Passcode:    entercom2021

Please note that this is a virtual Annual Meeting; there is no in-person annual meeting for you to attend. To participate during the virtual Annual Meeting, you will need the 11-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 8:15 a.m., Eastern Daylight Time. If you wish to listen to the meeting, but not vote at the meeting, you do not need to check-in in advance and you do not need an 11-digit control number.

ABOUT THIS PROXY STATEMENT

    Our Board of Directors has prepared this proxy statement to solicit your vote at the 2021 Annual Meeting of Shareholders, including any adjournment or postponement thereof (the “Annual Meeting”). We will pay all expenses incurred in connection with this proxy solicitation. In addition to preparing this proxy statement, we have hired D.F. King & Co., Inc., a division of American Stock Transfer & Trust Company, LLC, to be our proxy solicitation agent for a fee of approximately $7,500 plus expenses. We also may make solicitations by telephone, facsimile or other forms of communication. Brokers, banks and other nominees who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

    In this proxy statement we summarize information that we are required to provide to you under the Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares. The proxy materials are first being mailed on or about March 31, 2021 to all shareholders of record of our Class A and Class B Common Stock, par value $0.01 per share, at the close of business as of March 18, 2021. Unless the context requires otherwise, all references in this proxy statement to Entercom Communications Corp., “Entercom,” “we,” “us,” “our” and similar terms, refer to Entercom Communications Corp. and its consolidated subsidiaries.

INTERNET AVAILABILITY OF PROXY MATERIAL

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 14, 2021. The Proxy Statement and Annual Report are available at www.entercom.com/investors. Select “Proxy Material.”

PROPOSALS

    At the Annual Meeting, our shareholders will be asked to vote upon the following Proposals:

•Proposal 1: Election of a Class A Director in Board Class I. Our Board of Directors has nominated the following person to stand for election as a Class A Director in Board Class I with a three year term expiring at the 2024 Annual Meeting or until such Director’s successor is duly elected and qualified: David Levy.
•Proposal 2: Election of two other Directors in Board Class I. Our Board of Directors has nominated the following persons to stand for election as a Director in Board Class I each with a three year term expiring at the 2024 Annual Meeting or until each such Director’s successor is duly elected and qualified: Louise C. Kramer & Susan K. Neely.

•Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm. The Audit Committee of our Board of Directors has selected Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021, and is proposing that the shareholders ratify such selection.
INFORMATION ABOUT VOTING

Record Holders. If you are a shareholder of record of our Class A Common Stock as of the close of business on March 18, 2021, you may vote your shares:

•By Proxy: You may vote your shares via a toll-free telephone number (1-800-PROXIES (1-800-776-9437)) or over the Internet (www.voteproxy.com) as instructed in the Notice of Internet Availability of Proxy Materials. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•In Person (virtually / on-line): To participate during the virtual Annual Meeting, you will need the 11-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 8:15 a.m., Eastern Daylight Time.

    If you are a shareholder of record of our Class B Common Stock as of the close of business on March 18, 2021, you may vote your shares:

•By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•In Person (virtually / on-line): To participate during the virtual Annual Meeting, you will need to provide your ballot to the Corporate Secretary of the Company.

    You may revoke your proxy before it is voted at the meeting if you: (i) send a written notice of revocation dated after the proxy date to our Corporate Secretary; (ii) send our Corporate Secretary a later dated proxy for the same shares of Common Stock; or (iii) attend the virtual Annual Meeting and vote online.

    The address for our Corporate Secretary is Entercom Communications Corp., 2400 Market Street, 4th Floor, Philadelphia, Pennsylvania 19103, Attention: Andrew P. Sutor, IV, Secretary.

Beneficial Owners: shares registered in the name of a broker or bank. If your Class A Common Stock is registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner, you should receive a proxy card and voting instructions from the actual record holder (i.e., your bank, broker or other agent), rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. Many of these institutions offer telephone and Internet voting.

To participate during the virtual Annual Meeting and cast a vote, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the virtual Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Daylight Time, on Friday May 7, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

VOTING SECURITIES

    Our Amended and Restated Articles of Incorporation (the “Charter”) provide that each share of Class A Common Stock is entitled to one vote and that each share of Class B Common Stock is entitled to ten votes, except: (i) any share of Class B Common Stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote; (ii) the holders of Class A Common Stock, voting as a single class, are entitled to elect two Class A Directors; (iii) each share of Class B Common Stock is entitled to one vote with respect to certain “Going Private Transactions” (as defined in the Charter); and (iv) as required by law. Therefore:

•Shareholders of our Class A Common Stock at the close of business on March 18, 2021 will be entitled to vote on Proposals 1 through 3.
•Shareholders of our Class B Common Stock at the close of business on March 18, 2021 will be entitled to vote on Proposals 2 and 3.

    At the close of business on March 18, 2021, there were 137,053,371 outstanding shares of Class A Common Stock, which include 4,928,316 shares that are either unvested restricted stock or vested but deferred shares of restricted stock (neither of which has the right to vote). As a result, as of the close of business on March 18, 2021, there were 132,125,055 shares of our outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting. In addition, at the close of business on March 18, 2021, there were 4,045,199 outstanding shares of our Class B Common Stock and no outstanding shares of our Class C Common Stock. Each share of Class B Common Stock voted by Joseph M. Field or David J. Field with respect to any proposal other than Proposal 1 (with respect to which Class B shares cannot vote) is entitled to ten votes. Holders of our Class C Common Stock, of which there are none, would not be entitled to vote on these proposals.

INFORMATION ABOUT QUORUM AND REQUIRED VOTES

    The presence in person (virtually) or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter or proposal to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter or proposal. Assuming a quorum is present, votes on the proposals will be tallied as follows:
•Proposal 1: Election of a Class A Director in Board Class I. Subject to the “Plurality Plus” voting requirements described below, the person nominated as a Class A Director in Board Class I receiving the most votes from shares of Class A Common Stock will be elected.
•Proposal 2: Election of two other Directors in Board Class I. Subject to the “Plurality Plus” voting requirements described below, the two persons nominated as Directors in Board Class I (other than a person nominated as a Class A Director in Board Class I) receiving the most votes from all shares of Class A Common Stock and Class B Common Stock will be elected.
•Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm. The ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021, requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person (virtually) or by proxy and are voting on such proposal.
    In the event a quorum is not present at the meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

    Unless otherwise required by our Bylaws or by applicable law, approval of any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast by all holders of Class A Common Stock and Class B Common Stock present in person (virtually) or by proxy; provided that if any shareholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class who are present in person (virtually) or by proxy.

    Shares of our common stock represented by proxies that are marked “withhold authority” or are marked “abstain,” or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Broker non-

votes occur when a nominee holding shares of our common stock for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess, or chooses to not exercise, discretionary authority with respect thereto.

    Generally, with respect to any matter to be decided by a plurality (such as the election of Directors) or a majority of the votes cast at the meeting, proxies marked “withhold authority” or marked “abstain,” or which constitute broker non-votes will not be counted for the purpose of determining the number of votes cast at the meeting and will have no effect on the outcome of such vote.

Plurality Plus Requirement – Election of Directors

    In May 2020, our Board of Directors approved an amendment to our Bylaws to implement a Plurality Plus voting standard. In connection therewith, each person who is nominated to stand for election as Director must, as a condition to such nomination, tender an irrevocable conditional resignation in advance of the meeting for the election of directors. Each of the Board of Directors' nominees has submitted the required irrevocable conditional resignation. In an uncontested election of directors, where the number of nominees does not exceed the number of Directors to be elected:

•If any nominee who is not an incumbent director receives a plurality of the votes cast but does not receive a majority of the votes cast, the resignation of such nominee referenced above will be automatically accepted.

•If the nominee is an incumbent director who is standing for re-election and such nominee receives a plurality of the votes cast but does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept the director’s resignation or whether other action should be taken. Each Director standing for reelection at such meeting of shareholders not receiving a majority of the votes cast must recuse themselves and not participate in the Committee’s recommendation or the Board of Directors’ decision regarding the tendered resignation; provided that, if in the event of such recusal(s) the Committee has less than one voting participant, then the Committee shall make no recommendation. The Board of Directors will consider the Committee’s recommendation (if any) and publicly disclose the Board of Directors’ decision and the basis for that decision within 90 days from the date of the certification of the final election results.

    For purposes of this Plurality Plus voting standard, a majority of the votes cast means that the number of shares voted “for” must exceed the number of shares voted “withhold” with respect to a director’s election. Votes cast shall not include abstentions or broker non-votes. In a contested election where the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast.

INFORMATION TO RELY UPON WHEN CASTING YOUR VOTE

    You should rely only on the information contained in this proxy statement. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this proxy statement. You should not rely on any information or representation not contained in this proxy statement. You should not infer under any circumstances that because of the delivery to you of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements.

    You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Proposals

PROPOSAL 1

ELECTION OF A CLASS A DIRECTOR IN BOARD CLASS I

DESCRIPTION OF PROPOSAL

    One Class A Director in Board Class I will be elected at the 2021 Annual Meeting to serve until the 2024 Annual Meeting or until such Director’s successor is duly elected and qualified. The Class A nominee to Board Class I of our Board of Directors is David Levy. Mr. Levy has consented to serve if elected, but should such nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEE FOR CLASS A DIRECTOR IN BOARD CLASS I

•David Levy - Class A Director. David Levy (age 58) has served as one of Entercom’s directors since May 2015. Since January 1, 2020, Mr. Levy has been serving as Chief Executive Officer of Back Nine Ventures LLC, an investment and investment advisory firm. Mr. Levy has also joined, as a Senior Advisor in 2021, with two companies: Raine, a merchant bank advisory company, and Arctos Partners, a new fund, focused on passive investment in professional sports teams. From 2013 through March 2019, Mr. Levy served as President of Turner Broadcasting System, Inc. where he oversaw all creative and business activity of the Turner signature entertainment networks TBS, TNT, Turner Classic Movies, truTV, Cartoon Network, Boomerang and Adult Swim, and their digital brand extensions, as well as Turner Sports. Mr. Levy had previously served as President, Sales, Distribution and Sports for Turner since 2003. Mr. Levy has a B.S. from Syracuse University – Martin J. Whitman School of Management.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    Our Board of Directors unanimously recommends that you vote “FOR” such nominee listed above.

    In nominating the present slate of Directors to be considered at the 2021 Annual Meeting, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that such nominee should continue to serve as a Director of the Company:

    David Levy has served as one of our Directors since May 2015. Mr. Levy has significant experience in the media industry, having served as the President of Turner Broadcasting System from 2013 through March 2019, and having previously served as President, Sales Distribution and Sports for Turner since 2003.

PROPOSAL 2

ELECTION OF TWO OTHER DIRECTORS IN BOARD CLASS I

DESCRIPTION OF PROPOSAL

    Presently, there are eleven members of our Board of Directors (including two Class A Directors and nine other directors). One existing director (Stefan M. Selig) is not standing for reelection to our Board of Directors. Our Board of Directors has, effective at the 2021 Annual Meeting, decreased the composition of the board from eleven members to ten members. Proxies cannot be voted for a greater number of persons than the number of nominees named.

    In addition to the one Class A Director, two other Directors in Board Class I will be elected at the 2021 Annual Meeting to serve until the 2024 Annual Meeting or until each such Director’s successor is duly elected and qualified. The nominees to Board Class I of our Board of Directors are Louise C. Kramer and Susan K. Neely. Each such nominee has consented to serve if elected, but should such nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEES FOR CLASS I OF THE BOARD OF DIRECTORS

•Louise C. Kramer - Director. Louise C. Kramer (age 65) has served as one of our Directors since March 2020. Ms. Kramer served as the Company’s Chief Operating Officer from May 2015 through May 5, 2020. She continued to serve as an Executive Vice President of the Company until retiring upon the expiration of her employment agreement on December 31, 2020. Ms. Kramer previously served as the Company’s Station Group President from April 2013 through May 2015, one of the Company’s Regional Presidents from December 2007 through April 2013 and one of the Company’s Regional Vice Presidents from January 2000 through December 2007.  Prior to joining the Company in January 2000, Ms. Kramer served as General Manager for CBS Radio in Chicago.

•Susan K. Neely - Director. Susan K. Neely (age 64) has served as one of Entercom’s directors since December 2018. Since September 2018, Ms. Neely has served as the President and Chief Executive Officer of the American Council of Life Insurers. Formerly, she was the President and CEO of the American Beverage Association from May 2005 through August 2018. Ms. Neely presently serves as Vice Chair of the Congressional Coalition on Adoption Institute and Vice President of the Global Federation of Insurance Associations. In addition, Ms. Neely is a director of the Global Child Nutrition Foundation, a member of the Washington Economic Club, and a member of the B20 Task Force on Finance & Infrastructure. She was named one of the most influential people in Washington in 2021 and Trade Association CEO of the Year by two separate national organizations in 2014 and 2018. Ms. Neely holds a master’s degree in Public Administration from Drake University and a bachelor’s degree from the University of Iowa.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    Our Board of Directors unanimously recommends that you vote “FOR” the nominees listed above.

    In nominating the present slate of Directors to be considered at the 2021 Annual Meeting, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that each such nominee should continue to serve as a Director of the Company:

    Louise C. Kramer has served as one of our Directors since March 2020, served as the Chief Operating Officer of the Company from May 2015 through May 2020, and served in various operational leadership capacities for the Company from 2000 through 2020.

    Susan K. Neely has served as one of our Directors since December 2018. Ms. Neely has been recognized as one of the most influential people in Washington in 2021. Further, Ms. Neely’s experience in advocacy is well suited to help guide the Company.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DESCRIPTION OF PROPOSAL

    The Audit Committee of our Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2021, and is proposing that the shareholders ratify such selection. Although ratification is not required by law, the Audit Committee believes that our shareholders should be given an opportunity to express their views on the subject. SEC Rule 10A-3(b)2 requires that the Audit Committee “must be directly responsible for the appointment . . . of any registered public accounting firm.” Since the Audit Committee cannot abdicate this authority to the shareholders, the ratification of the selection is not binding. Any failure of the shareholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm would, however, be considered by the Audit Committee in determining whether to continue the engagement of Grant Thornton.

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    As reported on our Current Report on Form 8-K filed on March 13, 2020 (the “Auditor 8-K”), on March 9, 2020, following an evaluation of audit fees and costs, the Audit Committee chose not to renew the engagement of PricewaterhouseCoopers LLP (“PwC”), which was serving as our independent registered public accounting firm. We notified PwC on March 9, 2020 that it would be dismissed as our independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was approved by the Audit Committee. We provided PwC with a copy of the Auditor 8-K and requested that PwC furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us in the Auditor 8-K. A copy of PwC’s letter, dated March 13, 2020, was filed as Exhibit 16.1 to the Auditor 8-K.

    PwC’s reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    During the years ended December 31, 2019 and 2018 and the subsequent interim period through March 9, 2020, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act, or “Regulation S-K”, and the related instructions thereto, with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

    Our Audit Committee approved the appointment of Grant Thornton as our new independent registered public accounting firm, effective upon dismissal of PwC. During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through March 9, 2020, neither we nor anyone acting on our behalf consulted with Grant Thornton regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

    It is anticipated that a representative of Grant Thornton will attend the annual meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Firm Fees and Expenses.  The following table sets forth the aggregate fees and expenses billed to us by: (i) Grant Thornton, our principal accounting firm for the year ended December 31, 2020; and (ii) PwC, our former principal accounting firm, for the year ended December 31, 2019:

	December 31, 2020		December 31, 2019
	(amounts in thousands)
Audit Fees	$1,179	(1)	$2,066	(1)
Audit-Related Fees	—		-
Tax Fees	43	(2)	131	(2)
All Other Fees	—		3	(3)
TOTAL	$1,222		$2,200
_______________

(1)    Audit fees for professional services rendered in 2020 and 2019 included: (i) the audit of our annual financial statements and our internal control over financial reporting; (ii) reviews of the financial statements included in our Quarterly Reports on Form 10-Q; and (iii) services that only the independent registered public accounting firm can reasonably be expected to provide, including procedures related to the Form S-8 filings and the issuance of comfort letters. Amounts also included the reimbursement of expenses incurred by our accounting firm in connection with their performance of such professional services. In 2020, Audit Fees include payments to PwC of $60,000 related to the issuance of consents, procedures related to a Form S-8 filing, and procedures related to the successor auditor work paper review.
(2)    Tax fees for professional services rendered in 2020 and 2019 included tax consulting services rendered in connection with the acquisition of QL Gaming Group, the acquisition of CBS Radio and the related debt refinancing and acquisition services. In 2020, tax fees included payments to PwC of $15,000 for tax consulting services rendered in connection with debt refinancing activities.
(3)    Other fees included fees for a subscription service for PwC's accounting guidance and automated disclosure checklist.

    Utilization of De Minimis Approval Exemption. Zero percent of the Principal Accounting Firm Fees listed above were approved under the approval provisions of Rule 2-01(c)(7)(i)(C) of Regulation S-X.

    Pre-Approval Policies. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent registered public accounting firm since, under the amended and restated Audit Committee Charter, all auditor engagements must be approved in advance by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2021.

Management Information

BOARD OF DIRECTORS

    Presently, there are eleven members of our Board of Directors, including the three nominees named herein. Eight of our eleven Directors are neither our officers nor employees. Our Board of Directors is classified into three Board Classes as follows:

Class I Directors (expiring at 2021 annual meeting)	David Levy, Class A Director Louise C. Kramer Susan K. Neely Stefan M. Selig
Class II Directors (expiring at 2022 annual meeting)	Mark R. LaNeve, Class A Director Sean R. Creamer Joel Hollander Monique L. Nelson
Class III Directors (expiring at 2023 annual meeting)	Joseph M. Field David J. Field David J. Berkman

    On February 16, 2021, our Board of Directors increased the number of Directors from ten to eleven persons. Our Board then elected Monique L. Nelson to fill the vacancy created in Board Class II. One existing director (Stefan M. Selig) is not standing for reelection to our Board of Directors. Our Board of Directors has, effective at the 2021 Annual Meeting, decreased the composition of the Board of Directors from eleven members to ten members (three in Class I, four in Class II and three in Class III).

Our Directors presently include:

•David J. Field – Director, Chairman, President & Chief Executive Officer.  David J. Field (age 58) has served as our Chairman since 2017, our Chief Executive Officer since 2002, our President since 1998, and one of our Directors since 1995.  Mr. Field is our Principal Executive Officer.  He also served as our Chief Operating Officer from 1996 to 2002 and Chief Financial Officer from 1992 to 1998. Mr. Field served as Chairman of the Radio Board of the National Association of Broadcasters from 2005 to 2007.  Mr. Field also currently serves on the boards of directors of the National Association of Broadcasters, the National Constitution Center, and The Wilderness Society. He has a B.A. from Amherst College and an M.B.A. from the Wharton School of the University of Pennsylvania.  Mr. Field was named the 2006 and 2017 Radio Executive of the Year by Radio Ink Magazine, and a “Giant in Broadcasting” in 2017 by the International Radio & Television Society. In 2017, Mr. Field received the National Association of Broadcasters’ National Radio Award.  He is a three-time recipient of Institutional Investor Magazine’s “Best CEOs in America.” Mr. Field is the son of Joseph M. Field.

•Joseph M. Field – Chairman Emeritus & Director. Joseph M. Field (age 89) founded Entercom in 1968, served as President, Chief Executive Officer and Chairman from formation until 1998, as Chief Executive Officer and Chairman from formation until 2002, as Chairman until 2017, and as a Director at all times since our inception. Before entering the broadcasting business, Mr. Field practiced law for 14 years in New York (including service as an Assistant United States Attorney for the Southern District of New York) and Philadelphia. Mr. Field served on the Board of Directors of the National Association of Broadcasters for the years 1992 through 1996. At present Mr. Field serves on the Boards of Directors of the Broadcasters’ Foundation of America, the Philadelphia Orchestra Association, the Mary Louise Curtis Bok Foundation, the Settlement Music School, the Philadelphia Chamber Music Society and the Foreign Policy Research Institute. In addition, he serves on the Advisory Board of the University of Pennsylvania’s Field Center for Children’s Policy, Practice & Research. Mr. Field has a B.A. from the University of Pennsylvania, an L.L.B. from Yale Law School and a D.M. from the Curtis Institute of Music. Mr. Field is the father of David J. Field.

•David J. Berkman - Director and Independent Lead Director. David J. Berkman (age 59) has served as one of our Directors since the consummation of our initial public offering in January 1999 and has served as our independent Lead Director since October 2017. Since January 2000, Mr. Berkman has served as the Managing Partner of Associated Partners, LP, a private equity firm primarily engaged in telecommunications infrastructure investments. He also serves on the boards of directors of Rotor Acquisition Corp., Hamilton Lane Inc., Chemimage Corporation and Franklin Square Holdings,

LP. Civically, Mr. Berkman serves on the Board of Overseers of the University of Pennsylvania School of Engineering and Science. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.

•Sean R. Creamer - Director. Sean R. Creamer (age 56) has served as one of Entercom’s directors since November 2017. Since April 2016, Mr. Creamer has been an Executive Vice President and a member of the board of directors of Merkle Inc. From April 2016 through July 2020 he also served as Chief Financial Officer. Formerly, he was Executive Vice President and Chief Financial Officer of The Madison Square Garden Company (“MSG”) from 2014 to 2015. Prior to that, he served as President and Chief Executive Officer of Arbitron Inc. (now known as Nielsen Audio) from 2012 to 2014, its Executive Vice President and Chief Operating Officer from 2011-2012, and various other financial leadership positions (including Chief Financial Officer) at Arbitron beginning in 2005. Mr. Creamer has an MST (Masters of Science in Taxation) from Georgetown University and a BS in accounting from St. Joseph’s University. Mr. Creamer serves on the Board of Directors of Walden University (a wholly owned subsidiary of Laureate Education Inc.) and on the Board of Trustees of Gonzaga College High School.

•Joel Hollander - Director. Joel Hollander (age 65) has served as one of our Directors since November 2013. Since May 2007, Mr. Hollander has been serving as President and Chief Executive Officer of 264 Echo Place Partners, an investment advisory firm. Mr. Hollander previously served as President and Chief Executive Officer of CBS Radio from 2002 until 2007. Prior to joining CBS Radio, Mr. Hollander was Chairman and Chief Executive Officer of Westwood One, a radio program syndication company. Mr. Hollander also currently serves on the Merrill Lynch Client Advisory Board, as well as on the boards of directors of The C. J. Foundation for SIDS, the Salem Red Sox, RiverSpring Health Center and the Hackensack / Meridian Hospital Network. Mr. Hollander has a B.S. in Communication and Media Studies from Indiana State University.

•Louise C. Kramer - Director. See Proposal 2 above.

•Mark R. LaNeve - Class A Director. Mark R. LaNeve (age 62) has served as one of Entercom’s directors since March 2014. Mr. LaNeve, currently an independent consultant, served as Vice President, Marketing, Sales and Service U.S. & Canada of the Ford Motor Company from January 2015 until January 2021. From August 2012 through January 2014, Mr. LaNeve served as Chief Operating Officer of Global Team Ford, an agency that serves as the marketing and advertising agency for the Ford Motor Company and the Ford and Lincoln brands on a global basis. Global Team Ford is part of the WPP Group, a multinational advertising and public relations company. Mr. LaNeve was previously with Allstate Insurance Corporation where he served as Senior Executive Vice President (January 2011–February 2012) and Chief Marketing Officer (October 2009–February 2012). Prior to joining Allstate, Mr. LaNeve was Vice President of Sales, Service and Marketing at General Motors Corporation (September 2004–January 2009). Mr. LaNeve is involved with various organizations that assist people affected by autism and sits on the board of Eton Academy for different learners in Birmingham, Michigan. He also serves on the board of Angel’s Place, a non-profit organization that provides people-centered services, including homes and professional support for adults with developmental disabilities, as well as the Autism Alliance of Michigan, which provides various services and career placement for people on the autism spectrum. Mr. LaNeve has a B.A. in Marketing from the University of Virginia.

•David Levy - Class A Director. See Proposal 1 above.

•Susan K. Neely - Director. See Proposal 2 above.

•Monique L. Nelson - Director. Monique L. Nelson (age 46) has served as one of Entercom’s Directors since February 2021. Since May 2012, Ms. Nelson has served as the Chair and Chief Executive Officer of UWG, the country’s longest-standing multicultural advertising and marketing agency. From June 1999 to February 2007, Ms. Nelson was the Global Lead for Entertainment Marketing at Motorola. She sits on the Advertising Week Global Board, AdWeek Diversity & Inclusion Council, The Brandeis Board of Trustees, The Eagle Academy Board as well as the New York Advisory Board for The Posse Foundation, of which she is an alumna. She is also a member of the Brooklyn Chapter of Links, Inc., an international, not-for-profit corporation established in 1946, which is the nation’s oldest and largest volunteer service organization of extraordinary women who are committed to enriching, sustaining and ensuring the cultural and economic survival of African Americans and other persons of African ancestry, and contributes to many organizations and charities. Ms. Nelson has a BS in Human and Organizational Development from Vanderbilt University and an MBA in International Marketing and Finance from Kellstadt Graduate School of Business at DePaul University.

•Stefan M. Selig - Director. Stefan M. Selig (age 57) has served as one of Entercom’s directors since November 2017. Mr. Selig is the founder and Managing Partner of BridgePark Advisors LLC, a firm which provides personalized strategic advice on a broad range of critical business and financial issues and transaction execution. Mr. Selig served as Under Secretary of Commerce for International Trade at the U.S. Department of Commerce from June 2014 to June

2016, and during this period headed the International Trade Administration, a global bureau of more than 2,200 trade and investment professionals. During this period, he also served as the Executive Director of the Travel and Tourism Advisory Board, sat on the board of directors of the Overseas Private Investment Corporation, was a Commissioner for the Congressional Executive Commission on China and was the Executive Director of the President’s Advisory Council on Doing Business in Africa. Prior to that, he held various senior level leadership positions at Bank of America Merrill Lynch beginning in 1999, including being the Executive Vice Chairman of Global Corporate & Investment Banking from 2009 to 2014, and prior to that, he was Vice Chairman of Global Investment Banking and Global Head of Mergers & Acquisitions. Mr. Selig is Chairman of the Board of Directors of Rotor Acquisition Corp., and also serves as a Director of Simon Property Group, Inc., Safehold Inc., where he is Lead Director, and Tuscan Holdings Corp. Mr. Selig has an MBA from Harvard Business School and a BA from Wesleyan University. Mr. Selig will cease to be a Director following the 2021 Annual Meeting of Shareholders.

Director Independence.

    Our Board of Directors determined that each of David J. Berkman, Sean R. Creamer, Joel Hollander, Mark R. LaNeve, David Levy, Susan K. Neely, Monique L. Nelson and Stefan M. Selig has no material relationship with the Company and each is therefore an “independent director” as defined by Section 303A.02 of the listing standards of the New York Stock Exchange. We have not made any charitable contributions to any charitable organization in which a Director serves as an executive officer where, within the preceding three years, contributions in any single year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Committees of our Board of Directors.

•Audit Committee. The Audit Committee consists of Sean R. Creamer, Chairman, David J. Berkman and Joel Hollander. The Audit Committee met five times in 2020. The Audit Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Audit Committee Charter is posted on our website located at www.entercom.com/investors (Select “Corporate Governance”). Each member of the Audit Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange. No audit committee member simultaneously serves on the audit committees of more than three public companies.

        Audit Committee Financial Expert. Our Board of Directors has determined that Joel Hollander is an Audit Committee Financial Expert. Mr. Hollander is “independent” as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

•Compensation Committee. The Compensation Committee consists of David J. Berkman, Chairman, Mark R. LaNeve and David Levy. The Compensation Committee met four times in 2020. The Compensation Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Compensation Committee Charter is posted on our website located at www.entercom.com/investors (Select “Corporate Governance”). Each member of the Compensation Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange.

        The Compensation Committee conducts a general review of our compensation plans to ensure that they meet corporate objectives, including review and approval of all compensation paid to our executive officers. The responsibilities of the Compensation Committee also include administering and interpreting the Entercom Equity Compensation Plan, including selecting the officers, employees and other qualified recipients who will be granted awards thereunder. A narrative description of our Compensation Committee’s processes and procedures for the consideration and determination of executive and Director compensation is contained in the Compensation Discussion and Analysis in this Proxy Statement.

        Since 2019, the Committee utilized the services of Exequity LLP to assist in evaluating our compensation practices including those relating to our Named Executive Officers.

        Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee was at any time one of our officers or employees. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

•Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee consists of Joel Hollander, Chairman, Susan K. Neely and Stefan M. Selig. The Nominating/Corporate Governance Committee met three times in 2020. The Nominating/Corporate Governance Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Nominating/Corporate Governance Committee Charter is posted on our website located at www.entercom.com/investors (Select “Corporate Governance”).

        The Nominating/Corporate Governance Committee is responsible for the recommendation of criteria for selection of Board members and assisting our Board of Directors in identifying candidates. The Nominating/Corporate Governance Committee will consider nominees recommended by shareholders. Shareholders should submit any such recommendations to our Corporate Secretary. In addition, shareholders may make their own director nominations in accordance with the procedures for Shareholder Director Nominations described in this Proxy Statement under the heading “Shareholder Proposals For 2022 Annual Meeting.”

        The Nominating/Corporate Governance Committee has not established any specific minimum qualifications that must be met by a Committee-recommended nominee for a position on our Board of Directors. Our Corporate Governance Guidelines provide: “In selecting a person to become a director, the Nominating/Corporate Governance Committee will consider the diversity of each potential candidate, including without limitation, diversity of background, gender, race, ethnic or national origin, age, and experience.”

        The Nominating/Corporate Governance Committee identifies prospective candidates for recommendation to our Board of Directors upon recommendations from other Directors, management and our shareholders. In addition, the Nominating/Corporate Governance Committee has in the past retained the services of a professional search firm to identify prospective candidates. The Nominating/Corporate Governance Committee does not have a formal review policy for prospective Committee-recommended nominees.

        Nominee David Levy was elected by the shareholders at the 2018 annual meeting of shareholders. Nominees Susan K. Neely and Louise C. Kramer were elected by our Board to fill newly created vacancies in December 2018 and March 2020, respectively.

•Executive Committee. The Executive Committee consists of David J. Field, Chairman, Joseph M. Field, David J. Berkman and David Levy. The Executive Committee did not meet in 2020. The Executive Committee has the authority to approve acquisitions and expenditures for certain radio and audio related synergistic investments subject to pre-defined size limits.

Board Leadership Structure and Risk Oversight

    Joseph M. Field served as our Chairman since our inception in 1968 through the completion of our merger with CBS Radio Inc. on November 17, 2017 (the “CBS Radio Merger”). Joseph M. Field served as our Chief Executive Officer from our inception until 2002. Upon completion of the CBS Radio Merger, David J. Field was elected as our Chairman. David J. Field was elected as our Chief Executive Officer in 2002. While the roles of CEO and Chairman were split from 2002 through 2017, we do not have a policy requiring the bifurcation of these two positions.

    David J. Berkman has served as our Independent Lead Director since October 2017. The responsibilities of the Lead Director will include, but are not limited to: presiding at all meetings of the Board at which the Chairman is not present, chairing executive sessions of the Board, serving as the principal liaison between the Chairman and the independent directors, approving information sent to the Board, approving meeting agendas for the Board, and approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items. The Lead Director shall have the authority to call meetings of the independent directors. If requested by major shareholders, the Lead Director shall ensure that he or she is available for consultation and direct communication.

    As of March 18, 2021, David J. Field, our Chairman, President and Chief Executive Officer, beneficially owned 3,399,405 shares of our Class A common stock and 2,749,250 shares of our Class B common stock, representing approximately 17.9% of the total voting power of all of our outstanding common stock. As of March 18, 2021, Joseph M. Field, our Chairman Emeritus, and the father of David J. Field, beneficially owned 14,433,547 shares of our Class A common stock and 1,295,949 shares of our Class B common stock, representing approximately 15.9% of the total voting power of all of our outstanding common stock. David J. Field and Joseph M. Field, beneficially own all outstanding shares of our Class B common stock. Other members of the Field family and trusts for their benefit also own shares of Class A common stock.

    In accordance with NYSE requirements, our Audit Committee’s charter provides that it is responsible for discussing with management our policies with respect to risk assessment and risk management. In addition, our Audit Committee also discusses with management our significant risk exposures (including financial and cyber risks) and the actions management has taken to limit, monitor or control such exposures. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing risk management for the Company. The full Board also engages in periodic discussions with our CEO, CFO, and other Company officers as the Board may deem appropriate. In addition, each of our Board committees considers the risks within its area of responsibilities. We believe that the leadership structure of our board supports the Board’s effective oversight of the Company’s risk management.

Director Meeting Attendance.

•Committee and Board Meetings. Our Board met twelve times in 2020. Each incumbent Director who served during the last full year attended at least 75% of the aggregate of the meetings of both our Board and the meetings of the committee(s) on which such Director served during 2020.

•Annual Shareholders’ Meetings. We do not maintain a policy regarding Director attendance at our Annual Meeting of Shareholders. At the 2020 Annual Meeting of Shareholders, nine of our (then) ten directors were present.

Non-Management Directors

•Meetings. Our non-management Directors regularly meet in executive sessions. At these meetings, David J. Berkman, as our independent Lead Director, presides.
•Communications with Non-Management Directors. We have established a process for interested parties to make their concerns known to the non-management Directors. See below under “Communications With Directors.”

Communications with Directors

    We have established a mechanism to facilitate the ability of interested parties to make their concerns known to our Board of Directors, our non-management Directors or any other group or specific individual Director(s). Specifically, any interested party desiring to so communicate can either: (i) send an email to “d i r e c t o r s” followed by the extension “@ e n t e r c o m . c o m”. In order to enable spam filtering, only email with the subject line: “ETM Board Message” will be read; or (ii) send a letter to Entercom Communications Corp., 2400 Market Street, 4th Floor, Philadelphia, Pennsylvania 19103, Attn: Director Communication. Each correspondence sent in the foregoing manner (other than mail regarding matters that are not in the province of our Board of Directors) is made available to our Directors or such other sub-group thereof as may be specified by the sender.

EXECUTIVE OFFICERS
The table below sets forth certain information regarding those persons currently serving as our Executive Officers:

Name and Title	Background
David J. Field Chairman, President and Chief Executive Officer	See “Board of Directors” above.
Joseph M. Field Chairman Emeritus	See “Board of Directors” above.
Susan R. Larkin Executive Vice President, and Chief Operating Officer
Susan R. Larkin (age 56) has served as our Executive Vice President and Chief Operating Officer of Entercom since May 2020. Ms. Larkin previously served as our Corporate Regional President and Senior Vice President/Market Manager of our New York Market from April 2018 until May 2020. From October 2017 through April 2018, Ms. Larkin served as a Corporate Regional Vice President and Senior Vice President/Market Manager for our San Francisco Market.  Prior to joining us in July 2017, Ms. Larkin served as Regional Vice President for Cox Media Group as well as Vice President and Market Manager in their Orlando and Jacksonville markets.  Ms. Larkin currently serves as on the Executive Committee of the Board of Directors of The Radio Advertising Bureau. Ms. Larkin holds a B.A in Broadcast Communications from State University of New York at Oswego. Ms. Larkin has been named to Radio Ink’s Most Influential Women and Best Managers lists for each of the last five years.

Richard J. Schmaeling Executive Vice President, and Chief Financial Officer
Richard J. Schmaeling (age 56) has served as our Executive Vice President and Chief Financial Officer since April 2017. Prior to that, he served as Chief Financial Officer of Travel Leaders Group, LLC, the largest travel agency company in the United States since July 2016. From August 2015 through June 2016, Mr. Schmaeling was Chief Financial Officer of MediaMath, Inc., a private equity controlled advertising technology company. From January 2015 through August 2015, Mr. Schmaeling provided integration consulting to Media General, Inc., a TV and digital media company, which acquired LIN Media, LLC, a local TV and digital media provider serving 23 markets and approximately 10% of U.S. households, where Mr. Schmaeling was Chief Financial Officer from 2008 through December 2014. Mr. Schmaeling is a Certified Public Accountant and has a B.S. in Accounting from Rutgers University.

Robert Philips Chief Revenue Officer and President of Entercom Audio Networks
Robert Philips (age 57) has served as our Chief Revenue Officer & a Regional President (since November 17, 2017) and President of Entercom Audio Networks (since March 2020). Mr. Philips previously served as Chief Revenue Officer of CBS Radio Inc. since October 2016 and prior to that served as Senior Vice President and Director of Sales for all CBS Radio Inc. from July 2015 until October 2016.  From 2000 until 2015, Mr. Philips was the Senior Vice President and Market Manager for CBS Radio in Baltimore.  A 28 year broadcast veteran, he has served in various management roles under Sconnix Broadcasting, American Radio Systems and Infinity Broadcasting.  Mr. Philips currently serves on the RAB advisory board. Mr. Philips has a B.A. from St. Mary’s College.

Andrew P. Sutor, IV Executive Vice President, General Counsel & Secretary
Andrew P. Sutor, IV (age 48) currently serves as our Executive Vice President (since November 17, 2017), General Counsel (since January 2013) and Secretary (since January 2014). Mr. Sutor has oversight of our Legal Department, Technical Operations Department, Human Resources Department, and Real Property/Facilities Department. Mr. Sutor previously served as our Senior Vice President (January 2013-November 2017), Vice President (September 2010-December 2012) and Corporate Counsel (2007-2010).  Prior to joining Entercom in 2002, Mr. Sutor was an associate in the Business Law Department of Saul Ewing, LLP, a law firm based in Philadelphia, Pennsylvania.  Mr. Sutor serves on the on the Board of Directors of the National Association of Broadcasters and the Board of Managers of the Broadcaster Traffic Consortium (BTC). Mr. Sutor has a J.D. from the Villanova University School of Law and a B.A. in both Economics and Political Science from the University of Pennsylvania.

Louise C. Kramer Former Chief Operating Officer	See "Proposal 2" above.

TRANSACTIONS WITH RELATED PERSONS

2020 Transactions

    During 2020 there were no, and currently there are no proposed, transactions in which we were or are to be a participant where the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 404(a) of Regulation S-K.

Policies and Procedures for Review, Approval, or Ratification

    Our Board of Directors, upon the recommendation of our Nominating/Corporate Governance Committee, adopted a Related Party Transactions Policy. This policy provides that Interested Transactions with Related Parties, as defined in the policy, are subject to approval or ratification.

    For purposes of the policy:

•an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

•a “Related Party” is any: (i) person who is or was (since the beginning of the last year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, Director or nominee for election as a Director; (ii) beneficial owner of greater than five percent of our common stock; or (iii) immediate family members of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

    Under this policy, our Nominating/Corporate Governance Committee reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance approval of an Interested Transaction by the Nominating/Corporate Governance Committee is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Standing Pre-Approval for Certain Interested Transactions

    Under the policy, certain transactions are deemed to be pre-approved by the Nominating/Corporate Governance Committee, even if the aggregate amount involved will exceed $100,000. These transactions include: (i) employment of executive officers; (ii) director compensation; (iii) certain transactions with other companies; (iv) certain charitable contributions; (v) transactions where all shareholders receive proportional benefits; and (vi) transactions involving competitive bids.

Compensation Information

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
Our executive officer compensation programs are comprised of the following elements: (i) base salary; (ii) incentive compensation (including annual incentive bonuses of both cash and equity); and (iii) other compensation such as employee benefit plans, including our 401(k) plan, employee stock purchase plan, deferred compensation plan, health insurance and life/disability insurance. Our executive officer compensation programs are designed to motivate our executive officers to attain financial, operational and strategic objectives. These programs generally provide incentives to achieve both annual and longer-term objectives. In making executive compensation determinations, we assess both the performance of our business and the performance of our executives relative to those objectives.

Our compensation policy has been to provide competitive compensation while also seeking to align the financial goals of our executives with those of our shareholders. The Compensation Committee (or the “Committee”) of our Board of Directors selectively utilizes equity awards to further this alignment.

Our Named Executive Officers (“NEOs”) during 2020 were:

David J. Field	Chairman, President and Chief Executive Officer
Richard J. Schmaeling	Executive Vice President and Chief Financial Officer
Susan R. Larkin	Executive Vice President and Chief Operating Officer
Robert Philips	Chief Revenue Officer & President of Entercom Audio Networks
Andrew P. Sutor, IV	Executive Vice President, General Counsel and Secretary
Louise C. Kramer	Former Chief Operating Officer

SHAREHOLDER OUTREACH AND RESPONSIVENESS

We have continued to expand our engagement efforts to receive shareholder feedback regarding our executive compensation programs and other matters of importance to the Company and our shareholders.

Scope of Our Outreach. During 2020, we met with all shareholders who requested discussions with us. Throughout these meetings, we requested specific feedback on any issues these shareholders had with our compensation program, our governance practices, and their thoughts on how we could address these issues. At the 2020 Annual Meeting of Shareholders, 94% of the votes cast (either for or against) in the Say-on-Pay advisory vote on executive compensation were in support of the Company’s compensation policies for the Named Executive Officers.

Engagement and Response Efforts. Our shareholder engagement included top members of management. Feedback received was shared regularly with the Board, including the Committee, for review and discussion. As is described below, we took comprehensive and decisive actions in response to the input of our shareholders.

Key Issues of Discussion. In our meetings with shareholders, in addition to executive compensation, we discussed our governance record, Board leadership, composition and diversity. We summarize below what we heard from our shareholders, and how we have responded to these issues:

Shareholder Feedback Topic	Actions We Have Taken
Plurality Plus Standard for Election of Directors
In May 2020, we amended our Bylaws to adopt a “Plurality Plus” voting standard. Each person who is nominated to stand for election as Director must, as a condition to such nomination, tender an irrevocable conditional resignation in advance of the meeting for the election of directors. In an uncontested election, if any nominee who is an incumbent director does not receive a majority of the votes cast (excluding broker non-vote and abstentions), then the Nominating / Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept the director’s resignation. The Board of Directors will consider the Committee’s recommendation and publicly disclose the Board of Directors’ decision and the basis for that decision within 90 days from the date of the certification of the final election results. The subject director(s) will not participate in the decision. If a nominee who is not an incumbent director does not receive a majority of the votes cast (excluding broker non-vote and abstentions), then the resignation of such nominee will be automatically accepted.

Board Diversity
During 2020, we continued to focus on Board diversity. On February 16, 2021, our Board of Directors increased the number of Directors from ten to eleven persons. Our Board then elected Monique L. Nelson to fill the vacancy. Ms. Nelson is the third woman to join our Board.

CORPORATE GOVERNANCE

Entercom remains committed to sound and effective corporate governance practices. Our Board diligently exercises its oversight responsibilities with respect to the Company’s business and affairs in accordance with the highest principles of business ethics and corporate governance requirements of federal law, state law, and the NYSE.

In addition to long-standing “best practices” in corporate governance at Entercom, in response to shareholder input in our outreach process, we expanded our proxy access policy.

Example “best practice” corporate governance policies and practices embraced by Entercom include:

Key Corporate Governance Attributes
Independent Lead Director	David J. Berkman serves as our Board’s Independent Lead Director.
Significant Risk Oversight	The Board as a whole and its committees devote significant time and effort to understanding and reviewing enterprise risks. This includes oversight of the Company’s strategy and reputation, as well as a review of risks related to financial reporting, compensation practices, and cybersecurity.
Annual Director and Board Committee Performance Evaluations	The Board and each committee annually conducts a performance self-evaluation of the Board and each committee.
Board Diversity
In response to shareholder feedback, we amended our Corporate Governance Guidelines to provide: “In selecting a person to become a director, the Nominating/Corporate Governance Committee will consider the diversity of each potential candidate, including without limitation, diversity of background, gender, race, ethnic or national origin, age, and experience."

On February 16, 2021, our Board of Directors increased the number of Directors from ten to eleven persons. Our Board then elected Monique L. Nelson to fill the vacancy. Ms. Nelson is the third woman to join our Board.

Code of Business Conduct and Ethics	Entercom’s Code of Business Conduct and Ethics, which describes fundamental principles, policies and procedures that shape our business and help our employees, officers and directors make ethical decisions, applies throughout our organization to all directors, officers, and other employees.
Plurality Plus Standard for Election of Directors	In May 2020, we amended our Bylaws to adopt a “Plurality Plus” voting standard as described above.
Corporate Governance Guidelines	Entercom’s Corporate Governance Guidelines address various governance matters, including qualification and selection of Board members, stock ownership guidelines of directors and executives, annual Board performance evaluations, and executive succession.

Environmental and Social Practices
The Company has active sustainability programs under its 1Thing® program. Our 1Thing® initiative contributes to a sustainable healthy planet for future generations. We use our platform to move people to make simple changes in their daily habits to protect our planet. We believe the power of these actions amounts to a meaningful positive impact on our environment. 1Thing® educational messages inform listeners of simple actions that make a big difference for the environment.

Our operations reflect our commitment to sustainability through built in efficiency measures, use of environmentally friendly supplies, office recycling programs, sustainable business practices at our consumer facing events & employee led volunteer projects supporting the local environment. In addition, the Company has taken significant steps to reduce energy consumption and waste.

Compensation Clawback	The Company maintains a robust compensation clawback policy.
Anti-Hedging policy	Directors and executive officers are prohibited from hedging Company securities.

BEST COMPENSATION PRACTICES

We believe firmly that it is our responsibility to follow best compensation practices. The table below highlights the compensation practices we embrace and those that we do not follow.

Things We Do	Things We Do Not Do
•Pay for performance: For 2020, a great majority of NEO targeted pay was tied to performance conditions and/or company stock value.
•Alignment of executive compensation with shareholder value creation: 100% of executives’ LTIs are denominated in company stock.
•Utilize a mix of performance metrics: NEOs’ incentive pay is tied to an array of financial and individual performance goals.
•Acted quickly in response to the COVID-19 Pandemic:
•all NEOs waived cash performance bonuses for 2020.
•Our CEO took a voluntary 30% salary reduction for most of the second quarter of 2020 (effective April 4) and part of the third quarter of 2020 (through July 24).
•all other NEOs took a voluntary 20% salary reduction for most of the second quarter of 2020 (effective April 4) and part of the third quarter of 2020 (through July 24).
•Our CEO and CFO waived their 2020 contractual salary increases (the other NEOs had entered into amended or new employment agreements in 2020)
•Maintain rigorous stock ownership guidelines for our NEOs and directors.
•Routinely engage with shareholders and expanded this outreach effort to solicit more expansive feedback on our executive compensation program and our governance practices.
•Align incentives with our business strategy.
•Maintain a robust compensation clawback policy.
•The Company has an Independent Lead Director.
•Monitor and mitigate risks associated with our compensation programs.

•Directors and executive officers are prohibited from hedging Company securities.
•No repricing or cashing-out of underwater stock options or stock appreciation rights without shareholder approval.
•No tax gross-ups.
•No payment of dividends on unvested equity awards. (The Company does make a dividend equivalent payment upon vesting)
•No new deferrals under deferred compensation plans.
•No payment of above-market interest on deferred compensation.
•No excessive perquisites.
•No defined benefit pension plan.

PROCESS FOR ESTABLISHING COMPENSATION

Our Committee reviews and approves the corporate goals and objectives with respect to the compensation of our Chief Executive Officer. Our Committee is responsible for evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon this evaluation, sets our Chief Executive Officer’s compensation. In addition, our

Committee reviews and sets the compensation of the executive officers other than our Chief Executive Officer. Our Committee also reviews and makes recommendations to our Board regarding director compensation. Finally, our Committee reviews and makes recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements. Our Committee’s duties are memorialized in its charter, which is available on our website at www.entercom.com.

Our Committee meets on a regularly scheduled basis at least two times per year, and typically more frequently as our Committee deems necessary or desirable. In 2020, the Committee met four times. In addition, members of our Committee monitor executive compensation trends and discuss compensation matters with our Chief Executive Officer, our Chief Financial Officer and among themselves informally throughout the year. This informal process facilitates the on-going monitoring of the appropriateness of our executive compensation packages and serves to prepare our Committee members for the formal meetings so that definitive compensation decisions can be more efficiently made at such meetings. In addition, our Committee from time to time has utilized and relied upon the analysis and recommendations of independent compensation consultants. In 2020, the Committee utilized the services of Exequity LLP to assist in evaluating our incentive pay designs and our responses to the shareholder input we received in our 2020 outreach process.

Our Committee is involved in compensation considerations throughout the year. The process for annual compensation changes and incentive compensation grants typically includes Committee deliberation as well as reports and recommendations made by management at the request of the Committee. Specifically, our Chief Executive Officer presents a report which highlights our performance as a company and the performance of our Chief Executive Officer during the preceding year, as well as compensation previously earned by senior management in prior years. Our Chief Executive Officer then provides our Committee with a recommendation for our executive officer compensation. While no formal process for determining executive compensation is prescribed in the Committee’s charter or otherwise, this informal process has evolved over time.

Once it receives and considers the various pieces of information, reports and presentations described above, our Committee then meets without our Chief Executive Officer or other management present to determine the appropriate level of compensation. Our Committee sets the compensation of our Chief Executive Officer as well as the other Named Executive Officers.

ELEMENTS OF COMPENSATION

Base Salary. In setting base salaries for our Named Executive Officers, our Committee generally considers (i) the experience, capabilities, qualities, performance record and relative effectiveness of the individual, (ii) the scope and complexity of the position, and (iii) our size relative to the revenue of other media companies. While we did not conduct formal pay benchmarking in 2020, we attempt to set base salaries at levels that are competitive in the industry and in relation to the particular job function of the executive officer.

The annual base salary is intended to reward the executive officer for the day-to-day demands, complexities and difficulties of such officer’s job. The objective is to set base salaries at levels that the Committee and the applicable executive officer believe are fair, given the job functions and their individual performance and experience in relation to those job functions. The Committee attempts to provide annual base salaries that will help to retain the executives and discourage them from seeking or accepting other employment opportunities.

Annual Incentive Compensation. The annual incentive compensation opportunities are designed to provide a meaningful motivation for executives to accomplish critical objectives over the coming year.

In response to shareholder feedback, 70% of our NEOs’ 2020 annual cash incentives was intended to be directly tied to a pay-for-performance grid comprised of pre-established objective goals relating to Revenues and EBITDA. The remaining 30% of the NEOs’ 2020 cash incentive opportunity was intended to be tied to targeted goals and a qualitative assessment of performance within the responsibility of each NEO. In light of the uncertainty regarding the COVID-19 pandemic, our Committee did not set incentive compensation targets and instead sought (and did obtain) a waiver of cash incentive compensation.

Determination of CEO’s 2020 Annual Incentive Compensation.

In response to the COVID-19 pandemic, all of our Named Executive Officers, including our CEO, Mr. Field, waived any right to a cash bonus for 2020. As a result, we did not pay any cash bonuses to Mr. Field.

During the first quarter of 2020, our Committee was considering various targets with respect to incentive compensation for our Named Executive Officers, including our CEO, Mr. Field. In light of the uncertainty regarding the COVID-19 pandemic, our Committee did not set incentive compensation targets and instead sought (and did obtain) a waiver of cash incentive compensation. In addition, our annual equity compensation awards were deferred until the fourth quarter of 2020 (as described below).

At the beginning of calendar year 2020, our Committee identified certain goals and objectives (but not incentive compensation targets) relating to the performance of our Chief Executive Officer. Specifically, for 2020 our Committee identified the following CEO goals and objectives:

•Achievement of 2020 business plan
- Revenue
- Expense
- BCF (or Broadcast Cash Flow)
- Adjusted EBITDA
- Adjusted EPS (or Earnings Per Share) and
- Adjusted Free Cash Flow

•Exceed peer operating performance
- Market share

•Exceed peer group stock performance

•Execute Strategic Plan

For purposes of market performance, we considered the performance of commercial radio stations within each market where we operate. For purposes of the stock performance analysis, we considered our Radio Peers: Beasley Broadcast Group, Inc. Cumulus Media Inc. and iHeartMedia, Inc.; and our TV Peers: Nexstar Media Group, Inc. and Tegna, Inc.

Broadcast Cash Flow, Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Earnings per Share are “Non-GAAP Financial Measures.”

We calculate Broadcast Cash Flow (or BCF) as operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station and corporate operating expenses); impairment loss; merger and acquisition costs, other expenses related to refinancing and non-recurring expenses recognized for restructuring charges, merger and acquisition costs or similar costs, including transition and integration costs; and gain or loss on sale or disposition of assets.

We calculate Adjusted EBITDA as net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); other expenses related to refinancing; impairment loss, merger and acquisition costs, preferred stock dividends; COVID-19 related expenses; non-recurring expenses/recoveries, otherwise included in corporate or station expenses; non-recurring expense recognized for restructuring charges or similar costs, including transition and integration costs, loss on early extinguishment of debt, and gain or loss on sale or disposition of assets.

We calculate Adjusted Earnings as net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported, including income taxes otherwise included in income from discontinued operations; (ii) gain/loss on sale or disposal of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) impairment loss; (v) merger and acquisition costs, and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; (vi) other expenses related to refinancing; (vii) other income (viii) gain/loss on early extinguishment of debt; (ix) COVID-19 related expenses; and (x) non-recurring expenses/recoveries otherwise included in corporate or station expenses. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 30% without discrete items of tax. To calculate adjusted earnings per share we divide by Weighted Average Shares - Diluted.

We calculate Net Capital Expenditures as capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

We calculate Adjusted Income Taxes Paid as income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Determination of Other NEOs’ 2020 Annual Incentive Compensation.

In response to the COVID-19 pandemic, all of our Named Executive Officers waived any right to a cash bonus for 2020. As a result, we did not pay any cash bonuses to our Named Executive Officers.

During the first quarter of 2020, our Committee was considering various targets with respect to incentive compensation for our Named Executive Officers. In light of the uncertainty regarding the COVID-19 pandemic, our Committee did not set Named Executive Officer incentive compensation targets and instead sought (and did obtain) waivers of cash incentive compensation. In addition, our annual equity compensation awards were deferred until the fourth quarter of 2020 (as described below).

Equity Compensation. To promote our long-term objectives, the Entercom Equity Compensation Plan permits awards to our executive officers who are in a position to make a significant contribution to our long-term success. Such equity awards are permitted to be made in the form of nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock / restricted stock unit awards.

In 2020 we deferred our typical first quarter equity compensation grants until the fourth quarter in an effort to mitigate equity-related distortions resulting from the impact of the pandemic on our stock price. The Compensation Committee did not feel that it would be appropriate to award equity at the regularly targeted grant values when the Company’s stock was trading at historically low levels (this would have inflated the numbers of shares awarded at the regularly targeted levels). In the fall of 2020, we granted restricted stock units (“RSUs”) to our NEOs. We awarded RSUs in order to align executive pay with shareholder value creation and to promote retention of senior executive talent. Given the reduced incentive levels resulting from the impact of the pandemic, retention of critical talent is especially vital. The RSUs vest (i) one-half on March 31, 2022; and (ii) one-half on March 31, 2023.

The Company modified its typical RSU program in light of the COVID-19 Pandemic and the Company’s belief that the Company’s stock price remained dislocated from its inherent value. In order to mitigate the impact of this dislocation, the Company used an “assumed” stock price of $3.50 to make awards, at a time when the stock price was $1.96. As reflected in the table below, this elevation of the assumed stock grant price resulted in the 2020 grant values being significantly lower than would have been the case if the actual $1.96 stock trading price had been used to size the grants.

For 2020, the Company modified its RSU program (for all plan participants) to include an incentive such that if the Company’s EBITDA improves to at least $275 million (as determined by the Company), each grantee will receive $1 of additional cash or equity compensation (with one-year vesting), as determined by the Company, for each restricted stock unit granted in its annual program. Further, if the Company’s EBITDA improves to at least $341 million (as determined by the Company), each grantee will receive an additional $1 of cash or equity compensation (with one-year vesting), as determined by the Company, for each restricted stock unit granted in its annual program. These targets must be achieved by December 31, 2023, and the grantee must continue to be employed by the Company through the payment date of such amount.

Named Executive Officer	Contractual Target	RSUs Granted on November 16, 2020	Value of RSUs at “Assumed” Price of $3.50 per share	Actual Value at Closing Price on Business Day Prior to Grant ($1.96)
David J. Field	No Target	500,000	$1,750,000	$980,000
Richard J. Schmaeling	$600,000	200,000	$700,000	$392,000
Susan R. Larkin	$200,000*	164,286	$575,000	$322,000
Robert Philips	$200,000	67,143	$235,000	$131,600
Andrew P. Sutor, IV	$300,000	85,714	$300,000	$168,000
Louise C. Kramer	--	--	--	--

* In connection with her elevation to Chief Operating Officer on May 5, 2020, Ms. Larkin’s equity compensation target increased to $400,000 (starting in 2021).

Other Compensation. Our Committee has provided for a number of additional elements of benefit based compensation. These components are designed to accomplish a variety of objectives including: (i) maximizing the full benefit under applicable tax regulations (e.g., our 401(k) plan); (ii) providing for the health and welfare of our executives and their families (e.g., our medical, disability and life insurance plans); (iii) conveying a level of security in the context of any possible change of control (e.g., our general severance policy as well as specific severance and change of control agreements); and (iv) providing executives with an appropriate level of perquisites (e.g., our car allowance policy).

401(k) Plan. We maintain a 401(k) Plan which is generally available to all of our full-time employees. Executive officer participation in this plan is on the same basis as our other employees. All of our Named Executive Officers participate in our 401(k) Plan.

Deferred Compensation Plans. We maintain deferred compensation plans for our corporate and station management employees as well as our non-employee directors. Under each plan, participants were permitted to defer a portion of their compensation for specific time periods. Our obligations under such plans are unsecured. Effective January 1, 2018, further contributions under these plans have been frozen beginning with any contribution elections covering the 2018 year.

Employee Benefit Plans. We have a number of benefit plans available to all of our full-time employees. These benefits include Medical Insurance, Dental Insurance, voluntary Short-Term Disability Insurance, Long-Term Disability Insurance, Life Insurance and Accidental Death and Dismemberment Insurance, a MEDEX Travel Assist Program and Vision Insurance.

Employee Stock Purchase Plan. In order to promote alignment with shareholder value creation, we maintain an Employee Stock Purchase Plan pursuant to which participating employees can purchase up to $25,000 of our Class A common stock per year at a discount of up to 15%. Purchases are made four times per year and are funded through payroll deductions. Following the COVID-19 Pandemic, we suspended our Employee Stock Purchase Plan.

Severance and Change-of-Control Benefits. We have a severance policy, which is applicable to all of our employees. Under this policy, full-time employees are eligible for up to fifteen weeks of severance (subject to certain requirements). Our employment agreements with each of our Named Executive Officers govern severance for those officers. In addition, Mr. Field’s employment agreement contained certain provisions that were effective upon a change of control. Mr. Field waived these provisions for purposes of the CBS Radio merger. These provisions were later eliminated by an amendment to Mr. Field's employment agreement on October 11, 2018. The applicable severance and change of control provisions for each such officer are described below.

Personal Usage of Jet Card. We participate in a limited jet card program. We permit our Chairman, CEO/President, Chairman Emeritus and other executive officers approved by our CEO/President to use our jet card for personal use, subject to the terms of our Aircraft Usage Policy. Under this policy, our executives must reimburse us for all usage and other incremental charges relating to any such flight(s). While this personal usage is by definition a perquisite, as it is not generally available to all of our employees, there is no associated dollar value of compensation since the executives reimburse us for the entire cost for each personal flight.

Car Allowance. Four of our Named Executive Officers, David J. Field, Richard J. Schmaeling, Susan R. Larkin and Louise C. Kramer are provided with car allowances.

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS AND SEVERANCE
David J. Field, Chairman, President and Chief Executive Officer. Our Principal Executive Officer is David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated April 22, 2016, as amended on November 16, 2017, and October 11, 2018. This agreement has an initial term of four years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Field’s agreement provides for: (i) an annual base salary and (ii) an annual cash performance-based bonus target of 200% of his annual base salary. Mr. Field’s salary for 2020 was $1,159,843. In connection with the COVID-19 Pandemic, Mr. Field agreed to (i) a 30% salary reduction for most of the second quarter of 2020 (effective April 4) and part of the third quarter of 2020 (through July 24); (ii) waive his 2020 contractual salary increase; and (iii) waive any right to a cash bonus for 2020. In addition, Mr. Field receives certain other benefits as provided from time to time to our senior executive officers as described above.
Termination / Severance Compensation. Mr. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without cause (as defined in the agreement) or he resigns for good reason (as defined in his agreement) prior to the execution of a binding agreement which would result in a change in control (as defined in his agreement), if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three-year period, or (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs (a) following the execution of a binding agreement which would result in a change in control if consummated; or (b) prior to the two-year anniversary of a change in control; in each case subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards will become fully vested, and we will pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three-year period. We will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months. On October 11, 2018, the Company and

Mr. Field agreed to amend Mr. Field’s employment agreement to remove and eliminate the concept of any tax gross-up payments upon a termination and change of control to the extent that any payments upon such termination were subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.
Furthermore, in the event that Mr. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three-year period, and we will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.
Finally, Mr. Field’s agreement also provides that in the event of a change in control where Mr. Field’s employment is terminated within 24 months thereof, all of Mr. Field’s then outstanding equity compensation awards will become fully vested and exercisable. Mr. Field waived the change in control provisions with respect to the CBS Radio merger transaction.
Richard J. Schmaeling, Executive Vice President and Chief Financial Officer. Richard J. Schmaeling serves as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement dated March 30, 2017. The term of this agreement extends through April 30, 2021. The Company and Mr. Schmaeling are presently negotiating an extension of this agreement. Mr. Schmaeling’s agreement provides for: (i) an annual base salary; (ii) an annual cash performance-based bonus target of 80% of his annual base salary; and (iii) annual equity grants with a target of $600,000. Mr. Schmaeling’s salary for 2020 was $604,135. In connection with the COVID-19 Pandemic, Mr. Schmaeling agreed to (i) a 20% salary reduction for most of the second quarter of 2020 (effective April 4) and part of the third quarter of 2020 (through July 24); (ii) waive his 2020 contractual salary increase; and (iii) waive any right to a cash bonus for 2020. Mr. Schmaeling is eligible to participate in our benefit plans generally available to our senior executive officers as described above.
Termination / Severance Compensation. In the event that Mr. Schmaeling’s employment is terminated either by the Company without “cause” (other than due to disability) or by him for “good reason,” in either case prior to the execution of a binding agreement which would result in a “change in control” (each as defined in his employment agreement) if consummated, or more than twelve months following a change in control, then, subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement, Mr. Schmaeling will be entitled to receive the following severance payments and benefits: (i) continued payment of his annual base salary for one year following the date of termination; (ii) a one-time bonus payment equal to the pro-rata portion of the amount of annual bonus received for the year immediately preceding the year of termination (or target annual bonus if such termination occurs before any annual bonus has been paid); and (iii) all of Mr. Schmaeling’s then-outstanding equity awards will continue to vest through the first anniversary of the date of termination as if he had remained employed through such date.
If Mr. Schmaeling’s employment is terminated either by the Company without cause (other than due to disability) or by him for good reason, in either case, during the period commencing on the date of execution of a binding agreement which would result in a change in control, if consummated, and ending on the twelve-month anniversary of a change in control, then Mr. Schmaeling will be entitled to receive the severance payments and benefits described in the immediately preceding paragraph (subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in this employment agreement), except that all of Mr. Schmaeling’s then-outstanding equity awards that vest solely on the basis of time will become fully vested and immediately exercisable or settled as of the date of such termination of employment (which shall be in lieu of any continued vesting).
Susan R. Larkin, Executive Vice President and Chief Operating Officer. Susan R. Larkin serves as our Executive Vice President and Chief Operating Officer pursuant to an employment agreement dated as of March 4, 2020 (but effective May 5, 2020). This new employment agreement included a signing bonus of $75,000 (which is in lieu of any reimbursement(s) for moving and/or relocation expenses). The term of this agreement continues through May 4, 2023. Ms. Larkin’s agreement provides for: (i) an annual base salary; (ii) an annual cash performance-based bonus target of $500,000; and (iii) annual equity grants with a target grant value of $400,000 (starting in 2021). Ms. Larkin’s salary for 2020 was $547,115. In connection with the COVID-19 Pandemic, Ms. Larkin agreed to (i) a 20% salary reduction for most of the second quarter of 2020 (effective April 4) and part of the third quarter of 2020 (through July 24); and (ii) waive any right to a cash bonus for 2020. In addition, Ms. Larkin is eligible to participate in our benefit plans generally available to our senior executive officers as described above.
Termination / Severance Compensation. In the event that Ms. Larkin’s employment is terminated by the Company without “cause” (as defined in her employment agreement), Ms. Larkin will be entitled to receive, as severance: (i) the continued payment of her annual base salary for twelve months following the date of termination; (ii) a one-time bonus in an amount equal to the annual incentive bonus that she was paid in the year immediately preceding the year in which the termination occurs, prorated in accordance with the number of quarters (whole or partial) in which Employee worked in the year in which such termination occurs; and (iii) all grants of equity made through the effective date of such termination will continue to vest through the period ending on the one-year anniversary of such termination, as if she had remained employed hereunder through that date.

Ms. Larkin’s employment agreement provides that either party may provide notice of non-renewal. If the Company gives notice of non-renewal and Ms. Larkin’s employment is therefore terminated, Ms. Larkin will be entitled to receive, as severance, the items specified in Clause (i) and (ii) in the prior paragraph. If Ms. Larkin gives notice of non-renewal and Ms. Larkin’s employment is therefore terminated, Ms. Larkin will be not be entitled to additional compensation.
Robert Philips, Chief Revenue Officer & President of Entercom Audio Networks. Robert Philips serves as our Chief Revenue Officer and President of Entercom Audio Networks pursuant to an employment agreement dated March 5, 2020. The term of this agreement continues through March 31, 2023, with automatic one-year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Philips’s agreement provides for: (i) an annual base salary of $600,000; (ii) an annual cash performance-based bonus target of $325,000; and (iii) annual equity grants with a target of $225,000. Mr. Philips’s salary for 2020 was $555,900. In connection with the COVID-19 Pandemic, Mr. Philips agreed to (i) a 20% salary reduction for most of the second quarter of 2020 (effective April 4) and part of the third quarter of 2020 (through July 24); and (ii) waive any right to a cash bonus for 2020. In addition, Mr. Philips is eligible to participate in our benefit plans generally available to our senior executive officers as described above.
Termination / Severance Compensation. In the event that Mr. Philips’ employment is terminated by the Company without “cause,” (a) the Company will continue to pay Mr. Philips’ salary for one year from the effective date of termination; and (b) all grants of equity made through the effective date of such termination will continue to vest through the period ending on the one (1) year anniversary of such termination; subject to a general release acceptable to the Company and compliance with certain restrictive covenants. Finally, Mr. Philips may terminate his agreement at any time for “Good Reason” (as defined therein), in which case such termination shall be treated as a termination without cause.
In the event that Mr. Philips’ employment terminates as of March 31, 2023, or any March 31 thereafter due to a notice of non-renewal by the Company and the Company has not made an offer of continued employment at the same then current salary and bonus package, Mr. Philips will be entitled to receive, as severance, the continued payment of his annual base salary for twelve (12) months following the date of termination; subject to a general release acceptable to the Company and compliance with certain restrictive covenants.
Andrew P. Sutor, IV, Executive Vice President, General Counsel and Secretary. Andrew P. Sutor, IV serves as our Executive Vice President, General Counsel and Secretary pursuant to an employment agreement dated as of May 15, 2017, and amended on February 20, 2020. This amended employment agreement included a signing bonus of 100,000 RSUs. The term of this agreement continues through December 31, 2023, with automatic one-year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Sutor’s agreement provides for: (i) an annual base salary of $575,000; (ii) an annual cash performance-based bonus target of $325,000; and (iii) annual equity grants with a target of $300,000. Mr. Sutor’s salary for 2020 was $538,865. In connection with the COVID-19 Pandemic, Mr. Sutor agreed to (i) a 20% salary reduction for most of the second quarter of 2020 (effective April 4) and part of the third quarter of 2020 (through July 24); and (ii) waive any right to a cash bonus for 2020. In addition, Mr. Sutor is eligible to participate in our benefit plans generally available to our senior executive officers as described above.
Termination / Severance Compensation. In the event that Mr. Sutor’s employment (i) is terminated by the Company without “Cause”; or (ii) terminates as of December 31, 2023, or any December 31 thereafter due to a notice of non-renewal by the Company and the Company has not made an offer of continued employment at the same then current salary and bonus opportunity, Mr. Sutor will be entitled to receive, as severance, the continued payment of his annual base salary for twelve months following the date of termination (subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement). In addition, in the event of: a termination of his agreement without Cause, where the Company has not made a Qualified Offer, or by the Company in breach of his Agreement; then: (i) all of Mr. Sutor’s then-outstanding Company stock based rights which are subject to vesting, shall become vested, exercisable and payable with respect to all of the equity subject thereto; and (ii) all of Mr. Sutor’s options and similar rights shall remain exercisable with respect to such equity for up to an additional two (2) years from the termination date, but in no event longer than for the original term of the options.
Louise C. Kramer, Former Chief Operating Officer. Until May 5, 2020, Louise C. Kramer served as our Chief Operating Officer pursuant to an employment agreement dated as of July 18, 2017. The term of this agreement ended December 31, 2020. Ms. Kramer’s agreement provided for: (i) an annual base salary; and (ii) an annual cash performance-based bonus target of $500,000. Ms. Kramer’s salary for 2020 was $699,425. In connection with the COVID-19 Pandemic, Ms. Kramer agreed to (i) a 20% salary reduction for most of the second quarter of 2020 (effective April 4) and part of the third quarter of 2020 (through July 24); and (ii) waive any right to a cash bonus for 2020. In addition, Ms. Kramer was eligible to participate in our benefit plans generally available to our senior executive officers as described above until her employment ended on December 31, 2020.

STOCK OWNERSHIP GUIDELINES
Director Stock Ownership Guidelines. Our Corporate Governance Guidelines require each of the Company’s non-employee directors to acquire and continually hold equity interests representing at least three times the annual cash retainer paid to each director by the third anniversary of director service. Once the required objective ownership has been achieved the target will be deemed to be continuously met regardless of future share price fluctuations and provided that the ownership of the shares utilized to meet the target are maintained.

Name Executive Officer Stock Ownership Guidelines. In response to the input of our shareholders in our outreach process, we amended our Corporate Governance Guidelines to require each of our Named Executive Officers ("NEOs") to acquire and continually hold the following levels of Company shares:

Executive	Multiple of Annual Cash Salary
CEO	6x
Other NEOs	2x
For NEOs as of January 1, 2019, the initial test is as of such date. To the extent an NEO had not satisfied the criteria as of such date, such NEO(s) shall have until the later of: (a) the third anniversary of an individual becoming an NEO (or three years from an individual becoming our CEO with respect to the heightened six times threshold); or (b) three years from October 22, 2019.  Once the required objective ownership has been achieved the target will be deemed to be continuously met regardless of future share price fluctuations or salary increases, provided that the ownership of the shares utilized to meet the target are maintained. All of our NEOs are either currently in compliance with these new guidelines, or are on track to comply within the compliance timeline.

PROHIBITION OF HEDGING OF COMPANY SECURITIES
Neither our Directors nor our NEOs may, directly or indirectly, hedge Company securities (that is, make an investment in another security in order to reduce the risk of a loss or gain on Company securities), whether via forward contracts, equity swaps, collars, exchange funds, or otherwise.

COMPENSATION CLAWBACK POLICY
In response to shareholder feedback, we added a clawback policy applicable to our executive officers. The policy provides that the Committee may require reimbursement or forfeiture of all or a portion of any incentive compensation awarded to an executive officer in the event of the following circumstances:

(1)The Company’s financial statements are required to be restated as a result of material non-compliance with any financial reporting requirements under the federal securities laws due to an act of embezzlement, fraud, breach of fiduciary duty, misconduct, or gross negligence;
(2)As a result of such restatement, a performance measure or specified performance target which was a material factor in determining the amount of incentive compensation previously earned by an executive is restated; and
(3)The Committee determines in its discretion that a lower amount of incentive compensation would have been earned by such executive based upon the restated financial results.

TAX AND ACCOUNTING ISSUES RELATING TO EXECUTIVE COMPENSATION
Section 162(m) of the Code imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer, our Chief Financial Officer and to each of our other three most highly compensated executive officers. Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain limited conditions. The Committee believes that it is in our best interests to retain flexibility and discretion to make compensation awards to foster achievement of goals the Committee deems important to our success, including for example encouraging employee retention, rewarding achievement of non-quantifiable goals, and achieving progress with specific projects.

Our Committee also takes accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated executive officers (“Named Executive Officers” or "NEOs") for services rendered during 2020, 2019 and 2018 (the table includes data for NEOs beginning with the year they are added to the table):

		Amounts In Dollars
									Change in
									Pension
									Value and
									Non-
				Value Of			Non-Equity		qualified
Name and				Restricted		Value Of	Incentive		Deferred	All
Principal				Stock		Option	Plan		Compensation	Other
Position	Year	Salary	Bonus (1)	Awards (2)		Awards	Compensation		Earnings	Compensation		Total
David J. Field Chairman, President and Chief Executive Officer	2020	$1,159,843	$—	$1,035,000	(3)	$—	$—		$—	$57,020	(4)	$2,251,863
	2019	$1,236,000	$—	$1,767,500	(3)	$—	$1,400,000	(14)	$—	$54,680	(4)	$4,458,180
	2018	$1,204,152	$1,730,000	$503,233	(3)	$—	$—		$—	$53,990	(4)	$3,491,375
Richard J. Schmaeling Executive VP and Chief Financial Officer	2020	$604,135	$—	$414,000	(5)	$—	$—		$—	$37,901	(6)	$1,056,036
	2019	$637,476	$—	$756,419	(5)	$—	$340,000	(14)	$—	$37,451	(6)	$1,771,346
	2018	$593,845	$375,000	$754,845	(5)	$—	$—		$—	$32,294	(6)	$1,755,984
Susan R. Larkin Chief Operating Officer	2020	$547,115	$—	$340,072	(7)	$—	$—		$—	$38,329	(8)	$925,516
Robert Philips Chief Revenue Officer & President of Entercom Audio Networks	2020	$555,900	$—	$138,986	(9)	$—	$—		$—	$21,107	(10)	$715,993
	2019	$540,750	$—	$201,714	(9)	$—	$180,000	(14)	$—	$23,063	(10)	$945,527
	2018	$534,509	$210,000	$322,070	(9)	$—	$—		$—	$21,442	(10)	$1,088,021
Andrew P. Sutor, IV Executive VP, Secretary & General Counsel	2020	$538,865	$—	$631,428	(11)	$—	$—		$—	$24,402	(12)	$1,194,695
	2019	$472,164	$—	$302,568	(11)	$—	$133,000	(14)	$—	$25,451	(12)	$933,183
	2018	$458,307	$150,000	$301,938	(11)	$—	$—		$—	$22,051	(12)	$932,296
Louise C. Kramer Former Chief Operating Officer	2020	$699,425	$—	$—		$—	$—		$—	$28,820	(13)	$728,245
	2019	$721,000	$—	$—		$—	$300,000	(14)	$—	$28,736	(13)	$1,049,736
	2018	$702,422	$350,000	$—		$—	$—		$—	$30,742	(13)	$1,083,164

(1)    Includes amounts earned during the year and either paid in the current or subsequent year and/or recognized in the current or subsequent year under a deferred compensation plan.
(2)     Unless otherwise indicated, restricted stock units (“RSUs”), which are subject to service conditions, vest over four years as follows: (i) 50% after two years; (ii) 25% after three years; and (iii) 25% after four years.
    For equity incentive plan awards that are subject to market conditions (in addition to service conditions), the fair value and expected term was determined by using the Monte Carlo simulation model, which uses certain variables such as expected volatility, a risk free interest rate and expected dividends. The Monte Carlo method begins with the fair value of the stock price on the date of grant and applies a discount based upon the probability of the stock vesting after meeting the market conditions.
(3)    On November 16, 2020, February 12, 2019, and May 16, 2018, Mr. Field was granted 500,000, 250,000 and 64,517 RSUs, respectively, with a fair value of $2.07, $7.07 and $7.80 per share, respectively.
(4)    All other compensation includes: (i) medical insurance premiums of $35,495, $33,280 and $31,696 for 2020, 2019 and 2018, respectively; (ii) an auto allowance of $14,400, $14,400, and $15,000 for 2020, 2019 and 2018, respectively; and (iii) a Company 401K contribution of $7,125, $7,000 and $6,375 for 2020, 2019 and 2018, respectively.
(5)    On November 16, 2020, February 12, 2019, and May 16, 2018, Mr. Schmaeling was granted 200,000, 106,990, and 96,775 RSUs, respectively, with a fair value of $2.07, $7.07, and $7.80 per share, respectively.
(6)    All other compensation includes: (i) medical insurance premiums of $18,776, $18,451 and $18,139 for 2020, 2019 and 2018, respectively; (ii) an auto allowance of $12,000, $12,000 and $12,500 for 2020, 2019 and 2018, respectively; and (iii) a Company 401K contribution of $7,125, $7,000 and $1,094 for 2020, 2019 and 2018, respectively.
(7)    On November 16, 2020, February 14, 2019, and May 21, 2018, Ms. Larkin was granted 164,286, 27,248 and 25,807 RSUs, respectively, with a fair value of $2.07, $7.34, and $7.75 per share, respectively.
(8)    All other compensation includes: (i) an auto allowance of $18,000 for 2020; (ii) medical insurance premiums of $16,199 for 2020; and (iii) a Company 401K contribution of $4,130 for 2020.
(9)    On November 16, 2020, February 12, 2019 and May 16, 2018, Mr. Philips was granted 67,143, 28,531 and 41,291 RSU’s, respectively, with a fair value of $2.07, $7.07 and $7.80 per share, respectively.
(10)    All other compensation includes: (i) medical insurance premiums of $16,199, $16,253 and $16,112 for 2020, 2019 and 2018, respectively; and (ii) a Company 401K contribution of $4,908, $6,810 and $4,817 for 2020, 2019 and 2018, respectively.
(11)    On November 16, 2020, February 20, 2020, February 12, 2019, and May 16, 2018, Mr. Sutor was granted 85,714, 100,000, 42,796, and 38,710 RSUs, respectively, with a fair value of $2.07, $4.54, $7.07, and $7.80 per share, respectively.
(12)    All other compensation includes: (i) medical insurance premiums of $18,776, $18,451 and $17,539 for 2020, 2019 and 2018, respectively; and (ii) a Company 401K contribution of $5,626, $7,000 and $4,094 for 2020, 2019 and 2018, respectively.
(13)    All other compensation includes: (i) an auto allowance of $10,800, $10,800 and $11,250 for 2020, 2019 and 2018, respectively; (ii) medical insurance premiums of $10,895, $10,936 and $10,829 for 2020, 2019 and 2018, respectively; and (iii) a Company 401K contribution of $7,125, $7,000 and $7,333 for the years 2020, 2019 and 2018, respectively.
(14)    Our Compensation Committee awarded our Named Executive Officers bonuses for services performed during the prior fiscal year. The bonus was for services performed during the prior fiscal year pursuant to awards under non-equity incentive plans. On March 2, 2020, our Compensation Committee awarded: (i) Mr. Field a bonus of $1,400,000 payable as follows: (a) $980,000 in cash; and (b) 119,000 RSUs (with a market value of approximately $420,000) which became fully vested on March 16, 2020; (ii) Mr. Schmaeling a bonus of $340,000 payable as follows: (a) $238,000 in cash; and (b) 29,000 RSUs (with a market value of approximately $102,000) which became fully vested on March 16, 2020; (iii) Ms. Kramer a bonus of $300,000 payable as follows: (a) $210,000 in cash; and (b) 25,000 RSUs (with a market value of approximately $90,000) which became fully vested on March 16, 2020; (iv) Mr. Philips a bonus of $180,000 payable as follows: (a) $126,000 in cash; and (b) 15,000 RSUs (with a market value of approximately $54,000) which became fully vested on March 16, 2020; and (v) Mr. Sutor a bonus of $133,000 payable as follows: (a) $93,100 in cash; and (b) 11,000 RSUs (with a market value of approximately $39,900) which became fully vested on March 16, 2020.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides summary information concerning equity compensation awards granted to each of our Named Executive Officers during 2020:

Grants of Plan-Based Awards
					Estimated	All Other	All
					Future	Stock	Other		Fair
					Payouts	Awards:	Stock		Value
					Under	Number	Awards:	Exercise	Of
					Equity	Of	Number	Or	Award
		Estimated Future Payouts			Incentive	Shares	Of	Base	On
		Under Non-Equity Incentive			Plan	Of	Securities	Price	Date
	Grant	Plan Awards (3)			Awards	Stock	Underlying	Of Option	Of
Name	Date	Threshold	Target	Maximum	Target	Or Units	Option	Awards	Grant
		($)			(#)			($/Share)	($/Share)

David J. Field	11/16/2020	$—	$—	$—	$—	$500,000 (1)	—	$—	$2.07 (2)
	3/2/2020	$310,143	$2,481,143	$4,962,286	$—	$—	—	$—	$—
Richard J. Schmaeling	11/16/2020	$—	$—	$—	$—	$200,000 (1)	—	$—	$2.07 (2)
	3/2/2020	$63,759	$510,068	$1,020,137	$—	$-	—	$—	$—
Susan R. Larkin	11/16/2020	$—	$—	$—	$—	$164,286 (1)	—	$—	$2.07 (2)
Robert Philips	11/16/2020	$—	$—	$—	$—	$67,143 (1)	—	$—	$2.07 (2)
	3/2/2020	$37,500	$300,000	$600,000	$—	$—	—	$—	$—
Andrew P. Sutor, IV	11/16/2020	$—	$—	$—	$—	$85,714 (1)	—	$—	$2.07 (2)
	3/2/2020	$18,750	$150,000	$300,000	$—	$—	—	$—	$—
	2/20/2020	$—	$—	$—	$—	$100,000 (4)	—	$—	$4.54 (2)
Louise C. Kramer	3/2/2020	$62,500	$500,000	$1,000,000	$—	$—	—	$—	$—

(1)    The RSUs granted on November 16, 2020 vest over three years as follows: (a) 50% on March 31, 2022; and (b) 50% on March 31, 2023.
(2)    The fair value was determined by using the value of our stock price on the date of grant. For more information, refer to the discussion of Share-Based Compensation included in the notes to the consolidated financial statements included in the Company’s annual report on Form 10-K.
(3)    All information pertains to our annual incentive bonus plan.

(4)    The RSUs granted on February 20, 2020 vest over four years as follows: (a) 50% on January 5, 2022; (b) 25% on January 5, 2023; and (c) 25% on January 5, 2024.

NARRATIVE DISCLOSURES

Employment Agreements

    David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated April 22, 2016, as amended on November 16, 2017 and October 11, 2018. This agreement has an initial term of four years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Field’s agreement provides for: (i) an annual base salary and (ii) an annual cash performance-based bonus target of 200% of his annual base salary. Mr. Field’s salary for 2020 was $1,159,843. Under this agreement, Mr. Field will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Field’s employment agreement contains provisions which apply in the event of a termination or change of control. On October 11, 2018, the Company and Mr. Field agreed to amend Mr. Field’s employment agreement to remove and eliminate the concept of any tax gross-up payments upon a termination and change of control to the extent that any payments upon such termination were subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. See below under the heading “Termination or Change-In-Control Payments.”

    Richard J. Schmaeling. Mr. Schmaeling serves as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement dated March 30, 2017. The term of this agreement extends through April 30, 2021. The Company and Mr. Schmaeling are presently negotiating an extension of this agreement. Mr. Schmaeling’s agreement provides for: (i) an annual base salary; (ii) an annual cash performance-based bonus target of 80% of his annual base salary; and (iii) annual equity grants with a target of $600,000. Mr. Schmaeling’s salary for 2020 was $604,135. Under this agreement, Mr. Schmaeling will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Schmaeling’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination or Change-In-Control Payments.”

    Susan R. Larkin. Ms. Larkin serves as our Executive Vice President and Chief Operating Officer pursuant to an employment agreement dated as of March 4, 2020 (but effective May 5, 2020). This employment agreement included a signing bonus of $75,000 (which is in lieu of any reimbursement(s) for moving and/or relocation expenses). The term of this agreement continues through May 4, 2023. Ms. Larkin’s agreement provides for: (i) an annual base salary; (ii) an annual cash performance-based bonus target of $500,000; and (iii) annual equity grants with a target of $400,000. Ms. Larkin’s salary for 2020 was $547,115. Under this agreement, Ms. Larkin will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Larkin’s employment agreement contains provisions which apply in the event of a termination. See below under the heading “Termination or Change-In-Control Payments.”

    Robert Philips. Mr. Philips serves as our Chief Revenue Officer and President of Entercom Audio Networks pursuant to an employment agreement dated March 5, 2020. The term of this agreement continues through March 31, 2023, with automatic one-year extensions following the initial term unless either party provides prior notice of non-extension. This agreement provides for: (i) an annual base salary of $600,000; (ii) an annual cash performance-based bonus target of $325,000; and (iii) annual equity grants with a target of $225,000. Mr. Philips’s salary for 2020 was $555,900. Under this agreement, Mr. Philips will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Philips’ employment agreement contains provisions which apply in the event of a termination. See below under the heading “Termination or Change-In-Control Payments.”

    Andrew P. Sutor, IV. Mr. Sutor serves as our Executive Vice President, General Counsel and Secretary pursuant to an employment agreement dated as of May 15, 2017 and amended on February 20, 2020. The term of this agreement continues through December 31, 2023 with automatic one-year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Sutor’s agreement provides for: (i) an annual base salary of $575,000; (ii) an annual cash performance-based bonus target of $325,000; and (iii) annual equity grants with a target of $300,000. Mr. Sutor’s salary for salary for 2020 was $538,865. Under this agreement, Mr. Sutor will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Sutor’s employment agreement contains provisions which apply in the event of a termination. See below under the heading “Termination or Change-In-Control Payments.”

Louise C. Kramer. Louise C. Kramer served as our Chief Operating Officer pursuant to an employment agreement dated as of July 18, 2017. Ms. Kramer stepped down as Chief Operating Officer, effective May 5, 2020, and continued to serve as an Executive Vice President of the Company until retiring upon the expiration of her employment agreement on December 31, 2020. Ms. Kramer’s agreement provided for: (i) an annual base salary; and (ii) an annual cash performance-based bonus target of $500,000. Ms. Kramer’s salary for 2020 was $699,425. Under this agreement, Ms. Kramer also received certain other benefits as provided from time to time to our senior executive officers. Ms. Kramer’s employment agreement contained provisions which apply in the event of a termination. See below under the heading “Termination or Change-In-Control Payments.”

2020 Equity Awards

    David J. Field. On November 16, 2020, our Committee awarded Mr. Field an equity award of 500,000 RSUs which vest (i) one-half on March 31, 2022; and (ii) one-half on March 31, 2023. On March 2, 2020, our Committee awarded Mr. Field a bonus of $1,400,000 payable as follows: (a) $980,000 in cash; and (b) 119,000 RSUs (with a market value of approximately $420,000) which became fully vested on March 16, 2020.

    Richard J. Schmaeling. On November 16, 2020, our Committee awarded Mr. Schmaeling an equity award of 200,000 RSUs which vest (i) one-half on March 31, 2022; and (ii) one-half on March 31, 2023. On March 2, 2020, our Committee awarded Mr. Schmaeling a bonus of $340,000 payable as follows: (a) $238,000 in cash; and (b) 29,000 RSUs (with a market value of approximately $102,000) which became fully vested on March 16, 2020.

    Susan R. Larkin. On November 16, 2020, our Committee awarded Ms. Larkin an equity award of 164,286 RSUs which vest (i) one-half on March 31, 2022; and (ii) one-half on March 31, 2023.

    Robert Philips. On November 16, 2020, our Committee awarded Mr. Philips an equity award of 67,143 RSUs which vest (i) one-half on March 31, 2022; and (ii) one-half on March 31, 2023. On March 2, 2020, our Committee awarded Mr. Philips a bonus of $180,000 payable as follows: (a) $126,000 in cash; and (b) 15,000 RSUs (with a market value of approximately $54,000) which became fully vested on March 16, 2020.

    Andrew P. Sutor, IV. On November 16, 2020, our Committee awarded Mr. Sutor an equity award of 85,714 RSUs which vest (i) one-half on March 31, 2022; and (ii) one-half on March 31, 2023. In addition, on February 20, 2020, in connection with an amendment to his employment agreement, the Committee awarded Mr. Sutor (as a signing bonus), 100,000 RSUs which vest 50% on January 5, 2022, 25% on January 5, 2023 and 25% on January 5, 2024. On March 2, 2020, our Committee awarded Mr. Sutor a bonus of $133,000 payable as follows: (a) $93,100 in cash; and (b) 11,000 RSUs (with a market value of approximately $39,900) which became fully vested on March 16, 2020.

Louise C. Kramer. On March 2, 2020, our Committee awarded Ms. Kramer a bonus of $300,000 payable as follows: (a) $210,000 in cash; and (b) 25,000 RSUs (with a market value of approximately $90,000) which became fully vested on March 16, 2020.

TERMINATION OR CHANGE-IN-CONTROL PAYMENTS

The table below and the subsequent narrative sections describe the benefits payable to our Named Executive Officers (assuming current employment compensation agreements were in place) in two circumstances:

•a termination by us without cause on December 31, 2020
•a termination coupled with a Change in Control on December 31, 2020

NEO:	Amount
	Termination	Termination Coupled with a Change in Control
David J. Field	$6,006,160	$10,941,417
Richard J. Schmaeling	$878,517	$1,564,406
Susan R. Larkin	$711,690	$—
Robert Philips	$669,570	$—
Andrew P. Sutor, IV	$1,216,824	$—
Louise C. Kramer	$—	$—

    David J. Field. Mr. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without “cause” (as defined in the agreement) or he resigns for “good reason” (as defined in his agreement) prior to the execution of a binding agreement which would result in a “change in control” (as defined in his agreement), if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s then outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three-year period and (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs following the execution of a binding agreement which would result in a change in control, if consummated on or prior to the two-year anniversary of a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards will become fully vested, and we will pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three-year period. We will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

    Furthermore, in the event that Mr. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three-year period, and we will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

    Richard J. Schmaeling. In the event that Mr. Schmaeling’s employment is terminated either by the Company without “cause” (other than due to disability) or by him for “good reason,” in either case prior to the execution of a binding agreement which would result in a “change in control” (each as defined in his employment agreement) if consummated, or more than twelve months following a change in control, then subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement, Mr. Schmaeling will be entitled to receive the following severance payments and benefits: (i) continued payment of his annual base salary for one year following the date of termination; (ii) a one-time bonus payment equal to the pro-rata portion of the amount of annual bonus received for the year immediately preceding the year of termination (or target annual bonus if such termination occurs before any annual bonus has been paid); and (iii) all of Mr. Schmaeling’s then-outstanding equity awards will continue to vest through the first anniversary of the date of termination as if he had remained employed through such date.

    If Mr. Schmaeling’s employment is terminated either by the Company without cause (other than due to disability) or by him for good reason, in either case, during the period commencing on the date of execution of a binding agreement which would result in a change in control, if consummated, and ending on the twelve-month anniversary of a change in control, then Mr. Schmaeling will be entitled to receive the severance payments and benefits described in the immediately preceding paragraph (subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement), except that all of Mr. Schmaeling’s then-outstanding equity awards that vest solely on the basis of time will become fully vested and immediately exercisable or settled as of the date of such termination of employment (which shall be in lieu of any continued vesting).

    Susan R. Larkin, In the event that Ms. Larkin’s employment is terminated by the Company without “cause” (as defined in her employment agreement), Ms. Larkin will be entitled to receive, as severance: (i) the continued payment of her annual base salary for twelve months following the date of termination; (ii) a one-time bonus in an amount equal to the annual incentive bonus that she was paid in the year immediately preceding the year in which the termination occurs, prorated in accordance with the number of quarters (whole or partial) in which Employee worked in the year in which such termination occurs; and (iii) all grants of equity made through the effective date of such termination will continue to vest through the period ending on the one-year anniversary of such termination, as if she had remained employed hereunder through that date.

    Ms. Larkin’s employment agreement provides that either party may provide notice of non-renewal. If the Company gives notice of non-renewal and Ms. Larkin’s employment is therefore terminated, Ms. Larkin will be entitled to receive, as severance, the items specified in Clause (i) and (ii) in the prior paragraph. If Ms. Larkin gives notice of non-renewal and Ms. Larkin’s employment is therefore terminated, Ms. Larkin will be not be entitled to additional compensation.

    Robert Philips. In the event that Mr. Philips’ employment is terminated by the Company without “cause,” (a) the Company will continue to pay Mr. Philips’ salary for one year from the effective date of termination; and (b) all grants of equity made through the effective date of such termination will continue to vest through the period ending on the one (1) year anniversary of such termination; subject to a general release acceptable to the Company and compliance with certain restrictive covenants. Finally, Mr. Philips may terminate his agreement at any time for “Good Reason” (as defined therein), in which case such termination shall be treated as a termination without cause.

    In the event that Mr. Philips’ employment terminates as of March 31, 2023 or any March 31 thereafter due to a notice of non-renewal by the Company and the Company has not made an offer of continued employment at the same then current salary and bonus package, Mr. Philips will be entitled to receive, as severance, the continued payment of his annual base salary for twelve (12) months following the date of termination; subject to a general release acceptable to the Company and compliance with certain restrictive covenants.

    Andrew P. Sutor, IV. In the event that Mr. Sutor’s employment (i) is terminated by the Company without “cause” (other than due to disability); or (ii) terminates as of December 31, 2023 or any December 31 thereafter due to a notice of non-renewal by the Company and the Company has not made an offer of continued employment at the same then current salary and bonus opportunity (a “Qualified Offer”), Mr. Sutor will be entitled to receive, as severance, the continued payment of his annual base salary for twelve months following the date of termination (subject to his execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in his employment agreement). In addition, in the event of: a termination of his agreement without Cause, where the Company has not made a Qualified Offer, or by the Company in breach of his Agreement; then: (i) all of Mr. Sutor’s then-outstanding Company stock based rights which are subject to vesting, shall become vested, exercisable and payable with respect to all of the equity subject thereto; and (ii) all of Mr. Sutor’s options and similar rights shall remain exercisable with respect to such equity for up to an additional two (2) years from the termination date, but in no event longer than for the original term of the options.

Louise C. Kramer. As a result of the expiration of Ms. Kramer's employment agreement on December 31, 2020, the Company was not obligated to make, and did not make, any additional payments to Ms. Kramer under the employment agreement.

OUTSTANDING EQUITY AWARDS TABLE
The following table provides summary information concerning outstanding equity awards as of December 31, 2020 for each of our Named Executive Officers:

Outstanding Equity Awards As Of December 31, 2020
	Option Awards					Stock Awards
			Equity
			Incentive							Equity Incentive
			Plan							Plan Awards:
			Awards:			Number			Equity Incentive	Market or
			Number of			of Shares			Plan Awards:	Payout
	Number of	Number of	Securities			Or Units			Number of	Value of
	Securities	Securities	Underlying			of Stock		Market Value of	Unearned Shares,	Unearned Shares,
	Underlying	Underlying	Unexercised			That		Shares or	Units or	Units or
	Unexercised	Unexercised	Unearned	Option	Option	Have		Units of Stock	Other Rights	Other Rights
	Options	Options	Options	Exercise	Expiration	Not		That Have	That Have	That Have
Name	Exercisable	Unexercisable	Unexercisable	Price	Date	Vested		Not Vested (1)	Not Vested	Not Vested (1)
	(#)			($)		(#)		($)	(#)	($)

David J. Field						782,258	(2)	$1,932,177	—	$—
Richard Schmaeling						367,877	(3)	$908,656	—	$—
Susan R. Larkin						219,458	(4)	$542,061	—	$—
Robert Philips						119,896	(5)	$296,143	—	$—
Andrew P. Sutor, IV						252,864	(6)	$624,574	—	$—
Louise Kramer						52,736	(7)	$130,258	—	$—
(1)    For purposes of computing the market value of the equity awards, the Company used the number of units reflected in the previous column, multiplied by the closing price of the Company’s stock of $2.47 on December 31, 2020.
(2)    For Mr. Field, his RSUs vest as follows: 141,129 RSUs on 3/1/2021; 78,629 RSUs on 3/1/2022; 250,000 RSUs on 3/31/2022; 62,500 RSUs on 3/1/2023; and 250,000 RSUs on 3/31/2023.
(3)    For Mr. Schmaeling, his RSUs vest as follows: 90,189 RSUs on 3/1/2021; 50,941 RSUs on 3/1/2022; 100,000 RSUs on 3/31/2022; 26,747 RSUs on 3/1/2023; and 100,000 RSUs on 3/31/2023.
(4)    For Ms. Larkin, her RSUs vest as follows: 35,097 RSUs on 3/1/2021; 13,263 RSUs on 3/1/2022; 82,143 RSUs on 3/31/2022; 6,812 RSUs on 3/1/2023; and 82,143 RSUs on 3/31/2023.
(5)    For Mr. Philips, his RSUs vest as follows: 3,577 RSUs on 2/23/2021; 24,589 RSUs on 3/1/2021; 17,455 RSUs on 3/1/2022; 33,571 RSUs on 3/31/2022; 7,132 RSUs on 3/1/2023; and 33,572 RSUs on 3/31/2023.
(6)    For Mr. Sutor, his RSUs vest as follows: 36,075 RSUs on 3/1/2021; 50,000 RSUs on 1/5/2022; 20,376 RSUs on 3/1/2022; 42,857 RSUs on 3/31/2022; 25,000 RSUs on 1/5/2023; 10,699 RSUs on 3/1/2023; 42,857 RSUs on 3/31/2023; and 25,000 RSUs on 1/5/2024.
(7)    For Ms. Kramer, her RSUs vest as follows: 12,500 RSUs on 3/1/2021; and 40,236 RSUs on 11/18/2021.

OPTION EXERCISE AND STOCK VESTED TABLE

    The following table provides certain information concerning the exercise of options and the vesting of restricted stock units during 2020 for each of our Named Executive Officers:

Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number
	of Shares	Value	Number	Value
	Acquired	Realized	of Shares	Realized
	on	on	Acquired	on
Name	Exercise	Exercise	on Vesting	Vesting
	(#)	($)	(#)	($)

David J. Field	—	$—	207,509	$447,816
Richard Schmaeling	—	$—	89,888	$279,431
Susan R. Larkin	—	$—	27,925	$96,900
Robert Philips	—	$—	43,397	$140,779
Andrew P. Sutor, IV	—	$—	39,356	$128,005
Louise Kramer	—	$—	92,736	$255,989

NONQUALIFIED DEFERRED COMPENSATION TABLE

    The following table provides certain information concerning nonqualified deferred compensation activity during 2020 for each of our Named Executive Officers:

Nonqualified Deferred Compensation
	(amounts in dollars)
	Aggregate	Executive				Aggregate
	Balance	Contributions			Aggregate	Balance
	As of	in 2020	Company	Aggregate	Withdrawals	As of
	December 31,	Calendar	Contributions	Earnings	or	December 31,
Name	2019	Year (1)	in 2020	in 2020 (2)	Distributions	2020 (3)

David J. Field	$—	$—	$—	$—	$—	$—
Richard Schmaeling	$—	$—	$—	$—	$—	$—
Susan R. Larkin	$—	$—	$—	$—	$—	$—
Robert Philips	$70,600	$—	$—	$10,089	$—	$80,689
Andrew P. Sutor, IV	$33,538	$—	$—	$6,465	$—	$40,003
Louise Kramer	$4,481,988	$—	$—	$222,883	$—	$4,704,871

(1) Under the Company’s nonqualified deferred compensation plan, the type of compensation that can be deferred is base compensation and bonus.
(1)    Under the Company's nonqualified deferred compensation plan, the types of compensation that can be deferred are base compensation and bonus.
(2)    The Company determines earnings by providing the employee with a phantom account at a third party who offers a selection of mutual funds. Aggregate earnings are based upon the performance of the mutual funds.
(3)    The employee or their designated beneficiaries are allowed withdrawals based upon certain events, such as death, disability or termination of employment.

CEO PAY RATIO DISCLOSURE

    Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of David J. Field, the Company’s Chief Executive Officer, to the annual total compensation of the Company’s median employee (excluding the CEO).

    We calculated the total annual compensation of the median employee for 2020 using the same methodology we used to calculate the total annual compensation for our CEO in the Summary Compensation Table above.

    Mr. Field, our CEO, had total compensation of $2,251,863, as reflected in the Summary Compensation Table above. We estimate that:

    (i)    the median of the 2020 total compensation for all employees of the Company and its consolidated subsidiaries, other than our CEO, was $74,775 (the “Median Compensation”); and

    (iii)    the ratio of our CEO’s 2020 total compensation to the Median Compensation was approximately 30 to 1.

    We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.  In this summary, we refer to the employee who received the Median Compensation as the “Median Employee.”

    For purposes of this disclosure, the date used to identify the Median Employee was December 24, 2020 (the “Determination Date”).  As of the Determination Date, our total population consisted of 4,476 employees (excluding the CEO), of which all were located in the United States.

    For purposes of this pay ratio disclosure, Median Compensation was calculated by totaling for our Median Employee all applicable elements of compensation for 2020 in accordance with item 402(c)(2)(x) of Regulation S-K. To identify the Median Employee, we measured total compensation using our payroll and employment records as reported on each employee’s summary payroll register for the period from January 1, 2020 through December 24, 2020.  For those full-time employees who were on the payrolls as of the Determination Date and had been hired during the year, we annualized their compensation for the period from January 1, 2020 through December 24, 2020. We did not utilize any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. We did not apply any exclusions of employee wages or employees.

DIRECTOR COMPENSATION
Our Non-employee Director Compensation Policy provides for the following:

Cash Compensation:    Annual Board Retainer    $80,000 per year.
    Committee Non-chair / Membership Fee:
        Audit Committee    $20,000 per year
        Compensation Committee    $15,000 per year
        Nominating/Corporate Governance Committee    $10,000 per year
    Committee Chair / Membership Fee
        Audit Committee Chair    $35,000 per year
        Compensation Committee Chair    $25,000 per year
        Nominating/Corporate Governance Chair    $15,000 per year
    Independent Lead Director    $25,000 per year
Equity Compensation:            $120,000 in restricted stock units.

    Cash Compensation is paid in equal quarterly installments. Equity Compensation is granted promptly following the Annual Meeting of Shareholders and vests after one year.

    On April 6, 2020, in response to the COVID-19 Pandemic, the Board adopted the following amendment to the Non-employee Director Compensation Policy:

2020 2Q COVID 19 Addendum. As a result of the COVID-19 Crisis: (A) all cash fees earned by directors during the Second Quarter shall be reduced by 25%; and (B) the Equity Compensation grant, which would occur on May 5, 2020, will not be made and instead will be deferred until such later date as determined by the Board.

    On November 12, 2020, the Board adopted the following amendment to the Non-employee Director Compensation Policy:

2020 4Q COVID 19 Addendum. As a result of the continuing COVID-19 Crisis, in lieu of the Equity Compensation grant original scheduled to be made on May 5, 2020 (i.e., $120,000 in shares of restricted stock), the Company will instead provide the following compensation to each non-employee director: (i) a grant of 35,000 restricted stock units (which shares vest on the 2021 anniversary of the 2020 Annual Meeting of Shareholders); and (ii) a cash payment of $35,000.

    The following table provides summary information concerning compensation paid to or earned by each of our Directors (other than our CEO whose compensation is set forth in the Summary Compensation Table) for services rendered during 2020:

Director Compensation
	(amounts in dollars)
							Change in
							Pension
	Fees						Value and
	Earned		Awards Of			Non-Equity	Nonqualified
	or Paid		Restricted		Awards	Incentive	Deferred	All
	in		Stock		Of	Plan	Compensation	Other
Name	Cash (1)		Units		Options	Compensation	Earnings	Compensation	Total

Joseph M. Field	$—	(2)	$72,450	(4)	$—	$—	$—	$119,495 (3)	$191,945
David Berkman	$178,125		$72,450	(4)	$—	$—	$—	$—	$250,575
Sean R. Creamer	$136,738		$72,450	(4)	$—	$—	$—	$—	$209,188
Joel Hollander	$152,650		$72,450	(4)	$—	$—	$—	$—	$225,100
Louise C. Kramer	$—		$—	(5)	$—	$—	$—	$—	$—
Mark R. LaNeve	$125,209		$72,450	(4)	$—	$—	$—	$—	$197,659
David Levy	$126,979		$72,450	(4)	$—	$—	$—	$—	$199,429
Susan K. Neely	$119,375		$72,450	(4)	$—	$—	$—	$—	$191,825
Monique L. Nelson	$—		$—	(6)	$—	$—	$—	$—	$—
Stefan Selig	$119,375		$72,450	(4)	$—	$—	$—	$—	$191,825

(1)Non-employee Directors receive their annual fee of $80,000 in cash. Additional fees are paid to non-employee Directors for committee participation.
(2)Mr. Field is an employee of the Company and does not receive compensation for services as a Director, (including compensation under the Company’s Non-Employee Director Compensation Policy).
(3)Under an employment agreement with the Company, Mr. Field’s other compensation primarily includes: (i) a base salary of $73,846; (ii) medical insurance premiums of $31,249; and (iii) an auto allowance of $14,400.
(4)On November 16, 2020, the Directors each received 35,000 RSUs at a grant date fair value of $2.07 per share that vest on May 5, 2021 (the anniversary of the 2020 Annual Meeting of Shareholders). The compensation expense for this award is reflected in this column.
(5)On the date of the grant discussed above in (4), Louise C. Kramer was still an employee of the Company and was not eligible to receive the grant in accordance with the Company's Non-employee Director Compensation Policy.
(6)Monique L. Nelson has served as a Director since February 2021. Based upon this timing, Ms. Nelson did not receive Director Compensation in 2020.

EQUITY COMPENSATION PLANS

    The following table sets forth, as of December 31, 2020, the number of securities outstanding upon the exercise of outstanding options under our equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:

Equity Compensation Plan Information as of December 31, 2020
	(a)	(b)	(c )
Number Of
	Number Of	Weighted	Securities
	Shares To Be	Average	Remaining
	Issued Upon	Exercise	Available For
	Exercise Of	Price Of	Future Issuance
	Outstanding	Outstanding	Under Equity
	Options,	Options,	Compensation
	Warrants	Warrants	Plans (Excluding
Plan Category	And Rights	And Rights	Column (a))
(amounts in thousands)

Equity Compensation Plans Approved by Shareholders:
Entercom Equity Compensation Plan (1)(2)	609	$11.33	1,152,894	(3)
Equity Compensation Plans Not Approved by Shareholders:
QLGG 2017 Incentive Compensation Plan (4)	200	0.42	2,729,938
Total	809		3,882,832

(1)    On January 1 of each year, the number of shares of Class A common stock authorized under the Entercom Equity Compensation Plan (the “Plan”) is automatically increased by 1.5 million, or a lesser number as may be determined by our Board. The amount of shares available for grant automatically increased by 1.5 million on January 1, 2020, January 1, 2019, and January 1, 2018. As of December 31, 2020: (i) the maximum number of shares authorized under the Plan was 17.8 million shares; and (ii) (0.3 million) shares remain available for future grant under the Plan. The amount of shares available for future grant automatically increased by 1.5 million on January 1, 2021 to 1.2 million shares.
(2)    In connection with the completion of the CBS Radio Merger, the shares available under the Plan was increased by 2,941,525 pursuant to New York Stock Exchange Listed Company Manual Rule 303A.08. The addition of these shares, which are included in the total shares available for future issuance, was not required to be approved by the Company’s shareholders, but are available pursuant to a plan approved by shareholders.
(3)    Management determined that presenting the number of shares available for future issuance under the Plan as of January 1, 2021, was more meaningful to users of the financial statements.
(4)    On November 9, 2020, the Company completed the acquisition of sports data and iGaming affiliate platform QL Gaming Group (“    QLGG”) (the “QLGG Acquisition”). In connection with the QLGG Acquisition, the Company assumed an equity compensation plan that was in place at QLGG. This plan (the “QLGG 2017 Incentive Compensation Plan”) was assumed pursuant to New York Stock Exchange Listed Company Manual Rule 303A.08 and did not require approval by the Company’s shareholders.

ENTERCOM EQUITY COMPENSATION PLAN

    Overview. In 2014 the Plan was amended and restated again to extend the Plan through February 2, 2024. The purpose of the Plan is to attract and retain our employees, employees of our subsidiaries (including employees who are Named Executive Officers or Directors) and to provide incentives to our non-employee Directors and certain advisors and consultants who perform services for us and our subsidiaries. The Plan provides for grants of: (i) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code; (ii) “nonqualified stock options” that are not intended to so qualify (“NQSOs”); (iii) restricted stock / restricted stock units; and (iv) stock appreciation rights (“SARs”).

Shares. As of March 18, 2020, an aggregate of 19.3 million shares of Class A Common Stock were authorized for issuance under the Plan (originally adopted in 2005), of which 1.0 million remain available for issuance. The Plan as originally amended and restated in 2005 initially authorized 8.5 million shares, plus an additional 1.5 million shares per year (effective each January 1). For January 1, 2007-08 and 2013-17, our Board of Directors determined that no additional shares would be added to the Plan, while for each of January 1, 2006, 2009-2012 and 2018-2021 the additional 1.5 million shares were added to the Plan. In addition, as a result of the Company’s 2006 Option Exchange Program (pursuant to which options surrendered net of restricted stock issued were not available for reissuance) and the Company’s 2009 Option Exchange Program (pursuant to which all options surrendered were not available for reissuance) the number of shares that can be issued under the Plan was effectively reduced by an aggregate of 5.7 million shares. Finally, in connection with our merger with CBS Radio, CBS equity awards were converted into 2.9 million equity awards under the Plan. Accordingly, the following table shows the shares that have been authorized for issuance under the Plan:

Initial Authorized Amount (as of Feb 2005)	8,500,000
Annual Increases (2006, 2009-2012 & 2018-2021)	13,500,000
2006 Option Exchange Program Decrease	(3,574,376)
2009 Option Exchange Program Decrease	(2,084,518)
Equity Awards issued in connection with CBS Radio Merger	2,941,525
TOTAL	19,282,631

    Only shares of Class A Common Stock may be issued under the Plan. The number of shares for which ISOs may be issued under the Plan may not exceed 1.85 million shares, subject to adjustment. If and to the extent grants awarded under the Plan expire or are terminated for any reason without being exercised, the shares of Class A Common Stock subject to such grant will again be available for purposes of the Plan.

    Administration of the Plan. The Plan is administered and interpreted by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. Subject to ratification or approval by the Board if the Board retains such right, the Committee has authority to: (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size and terms of the grants to be made to each such individual; (iii) determine the time when grants will be made and the commencement and duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; and (iv) deal with any other matters arising under the Plan.

    Eligibility for Participation. The following are eligible to be participants in the Plan (“Participants”): (i) all of our employees and employees of our subsidiaries (“Employees”), including Employees who are officers or members of the Board; (ii) members of the Board who are not Employees (“Non-Employee Directors”); and (iii) those consultants and advisors who perform services for us or any of our subsidiaries (“Key Advisors”), but such Key Advisors must be natural persons rendering bona fide services and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares of our stock that may be granted to any individual during any calendar year may not exceed 925,000 shares.

    Change of Control. Upon a Change of Control, unless the Committee determines otherwise: (i) each Grantee with outstanding Grants shall receive written notice of such Change of Control; (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable; and (iii) the restrictions and conditions on all outstanding restricted stock shall immediately lapse. Upon a Change of Control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation. A Change of Control is defined as: (i) any person becoming a beneficial owner of securities of us representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder; (ii) the consummation by us of: (a) a merger or consolidation where our shareholders will not own more than 50% of all votes required to elect a majority of the Board of Directors of the surviving corporation, or (b) the consummation of an agreement providing for the sale or disposition by us of all or substantially all of our assets; (iii) a liquidation or dissolution of us; or (iv) any person completing a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of our Board.

    In connection our merger with CBS Radio, our Compensation Committee elected to not accelerate vesting or lapse restrictions of any equity awards outstanding as of, or issued in connection with, the consummation of the transaction.

QLGG 2017 INCENTIVE STOCK PLAN

    Overview. On November 9, 2020, the Company completed the acquisition of sports data and iGaming affiliate platform QL Gaming Group (“QLGG”) (the “QLGG Acquisition”). In connection with the QLGG Acquisition, the Company assumed an equity compensation plan that was in place at QLGG. This plan (the “QLGG Plan”) was assumed pursuant to New York Stock Exchange Listed Company Manual Rule 303A.08 and did not require approval by the Company's shareholders. The purpose of the QLGG Plan is to give eligible recipients a greater stake and closer identity with the Company and its affiliates and to advance the best interests of the Company by providing those persons with substantial responsibility for the management and growth of the Company with additional incentives by allowing them to acquire an ownership interest in the Company. The following types of grants are available under, and defined in, the QLGG Plan: (i) Incentive Stock Options, (ii) Non-Qualified Options, (iii) Restricted Stock, (iv) Class A Shares and (v) Stock Appreciation Rights. The QLGG Plan will terminate on April 6, 2027.

Shares. A total of 2,929,910 Class A Shares may be issued pursuant to grants under the QLGG Plan. In connection with the QLGG Acquisition, the Company assumed options over 199,972 Class A Shares that were already outstanding under the QLGG Plan. The number of original shares subject to such options and the exercise price were converted in connection with the QLGG acquisition based on a ratio of 1.28 QLGG shares to 1 Class A Share. Only shares of Class A Common Stock may be issued under the Plan. As of March 18, 2021, 2.4 million shares remain available for issuance.

    Administration of the QLGG Plan. The QLGG Plan is administered and interpreted by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee may delegate to a subcommittee the authority to grant certain awards in accordance with the QLGG Plan. The Committee has the authority and discretion to make grants under the QLGG Plan, to determine who will receive grants under the QLGG Plan and to decide the type, size, terms and restrictions of any grants made. The Committee also has the power and authority to administer and interpret the QLGG Plan. The Committee’s determinations relating to the interpretation and operation of the QLGG Plan are final, binding, conclusive and non-appealable.

    Eligibility for Participation. Under New York Stock Exchange (NYSE) rules, only employees, directors, Consultants (as defined in the QLGG Plan) of QLGG, and new employees, directors, Consultants of the Company and its affiliates (from and after November 9, 2020), are eligible to participate in the QLGG Plan. Individuals who were employees, directors or Consultants of the Company or any of its affiliates on November 9, 2020 are not eligible to receive grants under the QLGG Plan.

    Change of Control. In the event of a Change of Control, the Committee may make appropriate changes in the number and type of shares authorized by the QLGG Plan and any other adjustments to outstanding awards as it determines are reasonably appropriate.

Board of Director Committee Reports

The following Compensation Committee Report and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT
To the Board of Directors:

    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A relating to the 2021 Annual Meeting of Shareholders.

    The Compensation Committee is currently comprised of David J. Berkman, Chairman, Mark R. LaNeve and David Levy, each an independent Director.
COMPENSATION COMMITTEE
David J. Berkman, Chairman
Mark R. LaNeve
David Levy
March 18, 2021

AUDIT COMMITTEE REPORT
To the Board of Directors:

    The Audit Committee has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2020.

    The Audit Committee has discussed with the Company’s independent registered public accounting firm, Grant Thornton, LLP, the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

    The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities Exchange Commission.

    The Audit Committee is currently comprised of Sean R. Creamer, Chairman, David J. Berkman and Joel Hollander, each an independent Director.

AUDIT COMMITTEE
Sean R. Creamer, Chairman
David J. Berkman
Joel Hollander
February 19, 2021

Security Ownership Of Certain Beneficial Owners And Management

    The following table sets forth certain information, as of March 18, 2021, regarding the beneficial ownership of our common stock by: (i) each person known by us to beneficially own more than 5% percent of any class of our common stock; (ii) each of our Directors and Named Executive Officers; and (iii) all of our Directors and Named Executive Officers as a group. Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Shares of common stock subject to options currently exercisable or that are exercisable within sixty days are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options but are not deemed outstanding for calculating the percentage of any other person.

Name of Beneficial Owner	Common Stock				Percentages
	Class A (1)		Class B (2)
	Number of Shares Beneficially Owned (3)	Percent of Class	Number of Shares Beneficially Owned (3)	Percent of Class	Total Economic Interest (3)	Total Voting Power (3)
Joseph M. Field (4)	14,433,547	10.5%	1,295,949	32.0%	11.1%	15.9%
David J. Field (5)	3,399,405	2.5%	2,749,250	68.0%	4.4%	17.9%
David J. Berkman	133,483	*	—	—	*	*
Sean R. Creamer	99,711	*	—	—	*	*
Joel Hollander	105,307	*	—	—	*	*
Louise C. Kramer	354,242	*	—	—	*	*
Mark R. LaNeve	103,854	*	—	—	*	*
David Levy	96,596	*	—	—	*	*
Susan K. Neely	69,223	*	—	—	*	*
Monique L. Nelson	4,249	*	—	—	*	*
Stefan M. Selig	174,711	*	—	—	*	*
Richard J. Schmaeling	426,416	*	—	—	*	*
Susan R Larkin	246,603	*	—	—	*	*
Robert Philips	197,498	*	—	—	*	*
Andrew P. Sutor, IV	317,190	*	—	—	*	*
All Directors and Executive Officers as a group	20,162,035	14.7%	4,045,199	100%	17.1%	35.1%
BlackRock, Inc. (6)	8,910,104	6.5%	—	—	6.3%	5.2%
LSV Asset Management (7)	6,934,646	5.1%	—	—	4.9%	4.0%

* Less than one percent.
(1)    For the purpose of calculating the percentage of Class A Common Stock held by each shareholder, the total number of shares of Class A Common Stock outstanding does not include the shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock. The number of shares of Class A Common Stock includes all outstanding restricted stock and shares that may be acquired within sixty days through the exercise of options.
(2)    The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes, except: (a) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (b) the holders of Class A Common Stock, voting as a separate class, are entitled to elect two Directors; (c) each share of Class B Common Stock is entitled to one vote with respect to any “going private” transactions under the Exchange Act; and (d) as required by law. The shares of Class B Common Stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A Common Stock.

(3)    With respect to Class A Common Stock: (i) the number of shares beneficially owned and the percentage of economic ownership are based on 137,053,371 shares (which includes 4,928,316 shares that are either unvested restricted stock or vested but deferred shares of restricted stock); and (ii) the percentage of voting power is based on 132,125,055 shares of Class A Common Stock (which excludes 4,928,316 shares that are either unvested restricted stock or vested but deferred shares of restricted stock, neither of which have the right to vote). With respect to Class B Common Stock, the number of shares beneficially owned, the percentage of economic ownership and the percentage of voting ownership are based on 4,045,199 shares of Class B Common Stock outstanding. The number of shares of Class A Common Stock listed for each individual includes all outstanding restricted stock and shares that may be acquired within sixty days of March 18, 2021 through the exercise of options.
(4)    With respect to Class A Common Stock, amounts listed for Joseph M. Field include the following: (i) 12,799,758 shares of Class A common stock with respect to which Mr. Field holds as trustee, in trust for the benefit of himself; (ii) 330,000 shares of Class A common stock beneficially owned by Mr. Field’s spouse; (iii) 1,057,211 shares of Class A common stock with respect to which Mr. Field is the record holder; and (iv) 21,578 shares of Class A common stock held of record by Mr. Field as trustee of a trust for the benefit of his sister-in-law. In addition, Mr. Field is deemed to beneficially own (a) 175,000 shares of Class A common stock deemed beneficially owned by Mr. Field as a director and officer of the Joseph and Marie Field Foundation; and (b) 50,000 shares of Class A common stock deemed beneficially owned by Mr. Field as a director and officer of the Joseph and Marie Field Family Environmental Foundation. Mr. Field disclaims beneficial ownership of all shares of Class A Common Stock owned by these foundations. With respect to Class B Common Stock, amounts listed for Joseph M. Field include 1,295,949 shares of Class B common stock with respect to which Mr. Field is the record holder. The address of this shareholder is 2400 Market Street, 4th Floor, Philadelphia, Pennsylvania 19103.
(5)    With respect to Class A Common Stock, amounts listed for David J. Field include the following: (i) 1,938,957 shares of Class A common stock with respect to which Mr. Field is the record holder; (ii) 438,876 shares of Class A Common Stock held of record by Mr. Field as co-trustee of a trust for the benefit of himself; (iii) 598,286 shares of Class A Common Stock held of record by Mr. Field as co-trustee of a trust for the benefit of his children; and (iii) 423,286 shares of Class A Common Stock held of record by Mr. Field as co-trustee of a trust for the benefit of his sister’s children. The address of this shareholder is 2400 Market Street, 4th Floor, Philadelphia, Pennsylvania 19103.
(6)    The address of this shareholder is 55 East 52nd Street, New York, New York 10055.
(7)    The address of this shareholder is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

Other Information
SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

    Shareholder Director Nominations and Proposals.  Our Bylaws require that for Director nominations or proposals to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no earlier than 120 and no later than ninety days prior to the first anniversary date of the immediately preceding annual meeting of shareholders, unless the meeting is more than thirty days before or more than sixty days after such anniversary date. Accordingly, unless the 2022 Annual Meeting is held more than thirty days before or more than sixty days after the first anniversary of this year’s annual meeting, notice of shareholder Director nominations or proposals for the 2022 Annual Meeting must be received no earlier than January 14, 2022 and no later than February 13, 2022.  Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 2400 Market Street, 4th Floor, Philadelphia, Pennsylvania 19103.

    Inclusion in Proxy Statement.  In order for a shareholder proposal to be considered for inclusion in our proxy statement, such shareholder proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act.  In accordance with Rule 14a-8, any such shareholder proposal must be received at our executive office (Entercom Communications Corp., 2400 Market Street, 4th Floor, Philadelphia, Pennsylvania 19103) not less than 120 calendar days before the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting.  Accordingly, the deadline for notification of shareholder proposals for inclusion in our proxy statement for the 2022 Annual Meeting is December 1, 2021.

OTHER PROPOSALS

    We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If however, other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”), to file reports of beneficial ownership (Forms 3, 4 and 5) of our equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe the Reporting Persons of Entercom were in compliance with these requirements for 2020.

CORPORATE GOVERNANCE

    We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. We comply with the rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange, and implement other corporate governance practices that we believe are in the best interest of us and our shareholders.
•Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to each of our employees including our Principal Executive Officer and senior members of our finance department. Our Code of Business Conduct and Ethics is posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Corporate Governance”).

•Board Committee Charters. Each of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee has a committee charter as required by the rules of the New York Stock Exchange. These committee charters are posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Corporate Governance”).

•Corporate Governance Guidelines. Our Board of Directors has established certain Corporate Governance Guidelines as required by the rules of the New York Stock Exchange. These guidelines are posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Corporate Governance”).

•Policies and Procedures for Complaints Regarding Accounting, Internal Accounting Controls, Fraud or Auditing Matters. We have established certain policies and procedures through which employees may report concerns regarding accounting, internal accounting controls, fraud or auditing matters. A copy of our policy is posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Corporate Governance”).

ANNUAL REPORT

    We are making available a copy of our 2020 Annual Report together with this proxy statement to shareholders of record on the annual meeting record date.

HOUSEHOLDING

    Brokers, banks and other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. Any shareholder who desires a separate copy, without charge, of either document may address a request to the Corporate Secretary, Entercom Communications Corp., 2400 Market Street, 4th Floor, Philadelphia, Pennsylvania 19103.

By Order of the Board of Directors,
Andrew P. Sutor, IV
Secretary

Philadelphia, Pennsylvania
March 31, 2021

PROXY                                                     PROXY
ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS A COMMON STOCK
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
FRIDAY, MAY 14, 2021 AT 8:30 AM

The undersigned holder of Class A Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Richard J. Schmaeling and Andrew P. Sutor, IV, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class A Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held as a virtual meeting via live webcast on Friday, May 14, 2021 at 8:30 a.m., Eastern Daylight Time, accessible at https://web.lumiagm.com/290521398, Password: entercom2021, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

______________________________________________________________________________________________________

ANNUAL MEETING SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 14, 2021

CLASS A COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON
MAY 14, 2021. THE PROXY STATEMENT AND ANNUAL REPORT ARE
AVAILABLE AT www.entercom.com/investors.
SELECT “PROXY MATERIAL.”

Please sign, date and mail
your proxy card in the
envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 1, 2 AND 3.

1. & 2. Election of one Class A and two other Directors in Board Class I, each with a three year term expiring at the 2024 Annual Meeting or until each such Director’s successor is duly elected and qualified.

[ ] FOR NOMINEE [ ] WITHHOLD [ ] FOR ALL EXCEPT

Class A Director: [ ] David Levy
Other Directors: [ ] Louise C. Kramer [ ] Susan K. Neely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here (X).
_____________________________________________________________________________________________
3. To ratify the Selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

[ ] FOR [ ] AGAINST [ ] ABSTAIN
_____________________________________________________________________________________________
4. To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

______________________________________________________________________

The undersigned acknowledges access to the Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1 - 3 are fully explained.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

_____________________        ________        ______________________     _________
Signature of Shareholder        Date            Signature of Shareholder         Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. [ ]
Please note that changes to the registered name(s) on the account may not be submitted via this method.

PROXY                                                 PROXY
ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS B COMMON STOCK
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
FRIDAY, MAY 14, 2021 AT 8:30 AM

The undersigned holder of Class B Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints David J. Field, Joseph M. Field and Andrew P. Sutor, IV, or any of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class B Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held as a virtual meeting via live webcast on Friday, May 14, 2021 at 8:30 a.m., Eastern Daylight Time, accessible at https://web.lumiagm.com/290521398, Password: entercom2021, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

_____________________________________________________________________________________________

ANNUAL MEETING SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 14, 2021

CLASS B COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON
MAY 14, 2021. THE PROXY STATEMENT AND ANNUAL REPORT ARE
AVAILABLE AT www.entercom.com/investors.
SELECT “PROXY MATERIAL.”

Please sign, date and mail
your proxy card in the
envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 2 AND 3.

2. Election of two Other Directors in Board Class I, each with a three year term expiring at the 2024 Annual Meeting or until each such Director’s successor is duly elected and qualified.

[ ] FOR NOMINEE [ ] WITHHOLD [ ] FOR ALL EXCEPT

Other Directors: [ ] Louise C. Kramer [ ] Susan K. Neely

INSTRUCTIONS:    To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here (X).
_____________________________________________________________________________________________
3. To ratify the Selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

[ ] FOR [ ] AGAINST [ ] ABSTAIN
_____________________________________________________________________________________________
4. To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

______________________________________________________________________

The undersigned acknowledges access to the Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1 - 3 are fully explained.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

______________________    ________        _____________________        ________
Signature of Shareholder     Date             Signature of Shareholder        Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. [ ]
Please note that changes to the registered name(s) on the account may not be submitted via this method.